UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2008 (March 28, 2008)

TRAVEL HUNT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-108690	65-0972647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17th Floor, HongJi Building, JinWei Road
HeBei District, Tianjin, China
(Address of principal executive offices)

(86 22) 2626 9216
(Registrant’s telephone number, including area code)

122 Ocean Park Blvd., Suite 307
Santa Monica, CA 90405
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS AND TREATMENT OF STOCK SPLIT

Except as otherwise indicated by the context, references in this report to:

•
“Travel Hunt,” “the company,” “we,” “us,” or “our,” are references to the combined business of Travel Hunt Holdings, Inc. and its wholly-owned subsidiaries, Willsky Development, SingOcean, Hunchun SingOcean, Acheng SingOcean and Dashiquio SingOcean, but do not include the stockholders of Travel Hunt;

•	“Willsky Development” are references to Willsky Development, Ltd.

•	“SingOcean” are references to Tianjin SingOcean Public Utility Development Co., Ltd.;

•	“Hunchun SingOcean” are references to Hunchun SingOcean Ocean Energy Co., Ltd.;

•	“Acheng SingOcean” are references to Tianjin Sing Ocean Public Utility Development Co., Ltd. - Acheng Division;

•	“Dashiquio SingOcean” are references to Tianjin Sing Ocean Public Utility Development Co., Ltd. - Dashiquio Division;

•	“China,” “Chinese” and “PRC,” are references to the People’s Republic of China;

•	“BVI” are references to the British Virgin Islands;

•	“RMB” refer to Renminbi, the legal currency of China;

•	“U.S. dollar,” “$” and “US$” are to the legal currency of the United States; and

•	“Securities Act” mean the Securities Act of 1933, as amended, and “Exchange Act” mean the Securities Exchange Act of 1934, as amended.

 On August 29, 2007, our Board of Directors approved a 1 for 10 reverse stock split in connection with our reincorporation from Florida to Delaware. The reverse stock split was effective on October 11, 2007. Unless otherwise indicated, all share and per share information contained herein has been adjusted to give effect to such reverse stock split.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 28, 2008, we entered into a share exchange agreement, or the Share Exchange Agreement, with Willsky Development, a British Virgin Islands company, and the shareholder of Willsky Development, Eternal International Holding Group Ltd., a Hong Kong corporation, or Eternal International. Pursuant to the Share Exchange Agreement, on March 28, 2008 Eternal International transferred all of the shares of the capital stock of Willsky Development held by it, constituting all of the issued and outstanding stock of Willsky Development, in exchange for 94,908,650 newly issued shares of our common stock that constituted 94.9% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of such exchange and after giving effect to the Redemption Agreement described below. Simultaneous with the consummation of the Share Exchange Agreement, Eternal International distributed 85,417,785 shares of our common stock to its shareholders as a dividend. Accordingly, following this distribution, Eternal International beneficially owns approximately 9.49% of our outstanding capital stock. As a result of this transaction and the related Redemption Agreement, 100,000,000 shares of our common stock are currently issued and outstanding.

On March 28, 2008, we also entered into a redemption agreement, or the Redemption Agreement, with Fountainhead Capital Management Limited, or Fountainhead, and La Pergola Investments Limited, or La Pergola, whereby Fountainhead and La Pergola surrendered an aggregate of 2,000,000 shares of our common stock for redemption, or Redemption, in exchange for our issuance of a convertible promissory note to each, or the Notes, in the aggregate principal amount of six hundred sixty thousand dollars $660,000 in favor of Fountainhead and La Pergola. The Notes bear interest at the rate of two and one-half percent (2.5%) per annum computed on the basis of a 360 day year. Pursuant to the terms of the Notes, we also agreed to pay all costs of collection, including reasonable attorneys’ fees, incurred by either Fountainhead or La Pergola, or by any other holder of the Notes in any action to collect the Notes, whether or not suit is brought. The principal and accrued interest of the Notes is payable on September 30, 2008, except that the Notes shall accelerate and become payable upon the our consummation of a private placement transaction in which we sell or issue shares of our common stock in a manner that is exempt from the registration requirements of the Securities Act, where our gross proceeds are at least $1,000,000. If the principal and accrued interest on the Notes is not paid in full at maturity or upon the acceleration described above, or upon an Event of Default (as defined in the Note), then the Notes shall become convertible into a number of shares of our common stock that is equal to and aggregate of fifteen percent (15%) of our outstanding common stock on a fully-diluted, post-issuance basis.

Concurrent with the consummation of the Share Exchange Agreement, and in connection with the Redemption, we also entered into anti-dilution agreements, or Anti-Dilution Agreements, with each of Fountainhead and La Pergola. Pursuant to the Anti-Dilution Agreements, if we complete a private placement transaction in which we sell or issue securities in a manner that is exempt from the registration requirements of the Securities Act, where our gross proceeds are at least $8,000,000 within twenty-four (24) months of the consummation of the Share Exchange Agreement, the total number of shares of our common stock held by Fountainhead and La Pergola will be adjusted (i.e., either we will issue additional shares to Fountainhead and La Pergola or they will each tender shares back to us for cancellation) such that the total value (based upon the valuation attributable to us by the investors in the private placement) of all such shares held by Fountainhead is equal to $637,500 and the total value (based upon the valuation attributable to us by the investors in the private placement) of all such shares held by La Pergola is equal to $112,500.

In connection with consummation of the transactions contemplated by the Share Exchange Agreement, we issued warrants, or Warrants, to each of Fountainhead and La Pergola for the purchase of a number of shares of our common stock equal to an aggregate of two percent (2%) of our issued and outstanding common stock as of immediately after the closing of our next private placement transaction in which we receive gross proceeds of at least $8,000,000 million. If no such private placement transaction has been consummated on or before September 30, 2008, then the Warrants shall become exercisable by Fountainhead and La Pergola for an aggregate total of 3,500,000 shares of our common stock. The term of the Warrants is 5 years and each has an exercise price equal to 150% of the purchase price per share paid by the investors in such private placement transaction, provided that (i) if securities other than the shares of common stock are issued in such private placement transaction, then the exercise price shall be 150% of the price attributable to a share of common stock at the valuation attributable to us in the transaction on “post-money” basis, and (ii) if such private placement transaction is not consummated on or before September 30, 2008, then the exercise price per share of Common Stock shall be 150% of the price attributable to a share of our common stock at a valuation attributable to us of $15,000,000.

On March 28, 2008, in connection with the Share Exchange Agreement, we entered into a piggyback registration rights agreement, or Registration Rights Agreement, with Fountainhead and La Pergola, pursuant to which we granted piggyback registration rights to each of Fountainhead and La Pergola to include all shares of our common stock held by each of Fountainhead and La Pergola, including all shares of our common stock issueable to each of Fountainhead and La Pergola upon the exercise, conversion or exchange of other securities held by Fountainhead and La Pergola, as of the date of the execution of the Share Exchange Agreement.

The foregoing description of the terms of the Share Exchange Agreement, Redemption Agreement, Notes, Anti-Dilution Agreements, Warrants and Registration Rights Agreement is qualified in its entirety by reference to the provisions of those documents filed as Exhibits 2.1 and 4.1-4.8 to this report, which are incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 28, 2008, we completed an acquisition of Willsky Development pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. Willsky Development is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on March 28, 2008, we acquired Willsky Development in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Willsky Development, except that information relating to periods prior to the date of the reverse acquisition only relate to Travel Hunt Holdings, Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate Structure

We own all of the issued and outstanding capital stock of Willsky Development, a British Virgin Islands company, which in turn owns 99% of the outstanding capital stock of SingOcean. The remaining 1% of SingOcean is owned by Tianjin Nanyang Mechanical and Electrical Equipments Installment Project Co. SingOcean owns 100% of each of Acheng SingOcean and Dashiqiao SingOcean, and 99% of Hunchun SingOcean. The remaining 1% of Hunchun SingOcean is owned by an individual. Aching SingOcean and Dashiqiao SingOcean are divisions of SingOcean and not separate entities. These divisions are principally responsible for the construction and operation of the natural gas distribution networks in the cities of Acheng and Dashiqiao, respectively. Hunchun SingOcean is an equity joint venture and is principally responsible for the construction and operation of the natural gas distribution networks in the City of Hunchun.

The following chart reflects our organizational structure as of the date of this report.

Our Corporate History

Travel Hunt Holdings, Inc. was incorporated under the laws of the State of Florida on December 17, 1999. On July 15, 2003, Travel Hunt Holdings, Inc. acquired all the outstanding shares of Travel Hunt, Inc., an inactive Florida corporation with no assets or liabilities for 700,000 common shares of Travel Hunt Holdings, Inc. The transaction was accounted for as a combination of entities under common control and accordingly we recorded the merger at historical cost. Accordingly, all shares and per share amounts have been retroactively restated. From and after April 26, 2007, the Company ceased its prior business operations and began exploring potential targets for a business combination through a purchase of assets, share purchase or exchange, merger or similar type of transaction.

On August 29, 2007, our Board of Directors approved a 1 for 10 reverse stock split in connection with the reincorporation of the Company from Florida to Delaware. This reincorporation and reverse stock split was effected on October 11, 2007.

The reincorporation merger agreement provided for the merger of the Company with and into Travel Hunt Holdings, Inc., a Delaware corporation (referred to for purposes of this section as TVLH-Delaware), and resulted in:

•	a change of domicile of the Company from the State of Florida to the State of Delaware;

•
the right of the Company’s shareholders to receive one (1) share of common stock, par value $0.001 per share, of TVLH-Delaware for each ten (10) shares of the Company’s common stock, par value $0.001 per share, owned as of the effective time of the reincorporation merger;

•	the persons presently serving as the Company’s executive officers and directors serving in their same respective positions with TVLH-Delaware;

•
the adoption of a new Certificate of Incorporation under the laws of Delaware pursuant to which the Company’s authorized capital stock remained 110,000,000 shares of authorized capital stock, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with the right conferred upon the Board of Directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the Board of Directors may determine from time to time; and  the adoption of new Bylaws under the laws of the State of Delaware.

Background and History of Willsky Development and SingOcean

Willsky Development was established on May 31, 2005 under the laws of the British Virgin Islands. Global Link Worldwide Ltd. and Willsky Development entered into a share exchange agreement on June 1, 2005, pursuant to which Willsky Development acquired 99% of the outstanding equity interest in SingOcean, consisting of all of the equity in SingOcean owned by Global Link Worldwide Ltd.

SingOcean was established on January 19, 2004 under the laws of the PRC as a limited company under the name of Tianjin Sing Ocean Energy Company Limited. Thereafter on August 25, 2004, SingOcean changed its name to Tianjin Sing Ocean Public Utility Development Company Limited.

Acquisition of SingOcean

On March 28, 2008, we completed a reverse acquisition transaction with Willsky Development whereby we issued to the shareholders of Willsky Development 94,908,650 shares of our common stock in exchange for all of the issued and outstanding capital stock of Willsky Development. Willsky Development thereby became our wholly owned subsidiary and the former shareholders of Willsky Development became our controlling stockholders.

Upon the closing of the reverse acquisition, Geoffrey Allison, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which will be mailed out on or about April 10, 2008. Jiaji Shang was appointed as our director effective upon the closing of the reverse acquisition and Chunming Guo and Yangkan Chong were appointed as our directors effective upon the effectiveness of Mr. Alison’s resignation. In addition, our executive officers were replaced by the SingOcean executive officers upon the closing of the reverse acquisition as indicated in more detail below.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Willsky Development as the acquirer and Travel Hunt Holdings, Inc. as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Willsky Development on a consolidated basis unless the context suggests otherwise.

Business Overview

We are a vertically integrated natural gas company engaged in the development of natural gas distribution networks, the distribution of natural gas to residential and industrial customers in small and medium sized cities in China and the exploration and recovery of natural gas reserves.

We currently own the exclusive rights to develop distribution networks to provide natural gas to industrial, commercial and domestic consumers in the cities of Dashiqiao, Acheng and Hunchun. Currently, these distribution networks provide natural gas to an aggregate of approximately 45,000 consumers in these cities, and we anticipate that we will be able to extend these distribution networks to serve approximately 160,000 consumers by 2010.

We also own the exclusive rights to develop a coal bed methane, or CBM, reserve near Hunchun, which contains approximately 3.3 billion cubic meters of CBM. We have successfully completed construction of an exploratory well and have begun preparations to construct two wells to provide natural gas to the City of Hunchun. We anticipate that two additional wells will be drilled in the near future to supply natural gas to as many as eight additional nearby cities.

Our Industry

China’s Natural Gas Market

Traditionally, the PRC has relied heavily on coal and crude oil as its primary energy sources. According to the China Statistical Yearbook, in 2004, coal, crude oil, hydro-electricity and natural gas accounted for 68.0%, 22.3%, 7.1% and 2.6%, respectively, of the PRC’s total energy consumption. In 2005, the ratios were 68.9%, 21.0%, 7.2% and 2.9% respectively, and in 2006, the ratios were 69.4%, 20.4%, 7.2% and 3.0%, respectively. Natural gas has been primarily used as a raw material for chemical fertilizer and to operate oil and gas fields. Accordingly, most natural gas is consumed for production of fertilizer, while the non-production sector accounts for low percentage of final consumption. In 2005, non-production consumption of natural gas was around 7.9 billion cubic meters, which was just over 15% of total natural gas consumption that reached to 47.9 billion cubic meters (Source: National Bureau of Statistics of China).

The PRC’s heavy reliance on coal is out of line with world consumption rates for the same time period which was 26.5% in 2005 (Source: Energy Information Administration, U.S. Department of Energy). The use of coal, however, causes air pollution and other negative consequences to the environment. In the PRC, the heavy use of unwashed coal has lead to large emissions of sulfur dioxide and particulate matter. The latest air pollution study conducted by the Blacksmith Institute shows that in 2007 two of the 10 most polluted cities in the world are located in the PRC (Source: http://www.blacksmithinstitute.org ). As such, there have been serious environmental concerns in many countries around the world which resulted in a global trend to reduce coal usage.

Recognizing the serious problems caused by heavy reliance on coal usage, the PRC government has aggressively moved to reduce coal usage by substituting coal with other, more environmentally friendly forms of fuel, such as natural gas. In consideration of such trends, the PRC set out a policy to raise the share of natural gas in the country’s energy mix in its Ninth 5-Year Plan (1996-2000).  At the local governmental level, in many locations where natural gas supply is available, local governments often require all new residential buildings to incorporate piped gas connections in their designs as a condition to the issuance of the construction or occupancy permits.

Before 2000, gas distribution had principally been served by local municipal governments. Since then, the industry has been open to the private sector, whose investments have fostered the wide use of natural gas in the PRC. The natural gas industry has been deemed by the PRC government as a suitable industry for public and private investments.

Demand for Natural Gas in China

Currently, natural gas consumption in the PRC accounts for less than 3% of its total energy consumption. However, driven by environmental pressure from the demand side and improvements in social infrastructure with economic growth, in the west in particular, and stable energy supply, it is anticipated that the use of natural gas will grow very rapidly in the PRC. According to the statistics of the China National Development and Reform Commission, or NDRC, the consumption of natural gas has increased from 24.5 billion cubic meters in 2000 to 55.6 billion cubic meters in 2006, which represented an average growth of 32.42% per year. According to a research report by Merrill Lynch, demand for natural gas will increase from 16 billion cubic meters in 2005 to 70 billion cubic meters in 2020, representing a compounded annual growth rate of 10.3%.

China’s Natural Gas Reserves and Gas Pipeline Infrastructure

Recognizing the serious problems caused by the heavy reliance on coal usage, the PRC government has aggressively moved to reduce coal usage by substituting coal with other, more environmentally friendly forms of fuel, such as natural gas. The PRC abounds in rich natural gas reserves, which are distributed among Xinjiang, Sichuan, and Shaanxi Provinces, as well as Inner Mongolia. According to the Second Oil and Gas Reserve Assessment published by the Geological and Mineral Resources Department of China, natural gas reserves in China are estimated to be 38,000 billion cubic meters with 30,000 billion cubic meters onshore and 8,000 billion cubic meters offshore. These reserves are sufficient for approximately 74 to 120 years of Chinese consumption based on current consumption levels.

Because the PRC’s largest reserves of natural gas are located in western and north-central China, it requires a significant investment in gas transportation infrastructure to carry natural gas to eastern cities and the rest of the PRC. Until recently, the PRC’s natural gas consumption was limited to local natural gas producing provinces because of the lack of national long-distance pipeline infrastructure. Because natural gas transportation was limited to areas near production sites, an economical supply was possible.

The principal method for transportation of natural gas is by means of pipelines. In order to develop the natural gas industry, it is essential that the necessary pipeline infrastructure be in place so that natural gas is easily accessible for distribution at affordable rates.

In its Eleventh Five Year Plan (2006 - 2010), the PRC government re-affirmed its commitment to making significant investments in the expansion of the natural gas pipeline infrastructure over a period of 20 years.

Natural Gas Suppliers

The natural gas supply in China is dominated by the three large state-owned oil and gas holding companies, namely China National Petroleum Corporation Group, or PetroChina, China Petroleum and Chemical Corporation Group, or Sinopec, and China National Offshore Oil Corporation Group, or CNOOC. In 2006, production by PetroChina, Sinopec and CNOOC accounted for 73.7%, 14.1% and 12.2%, respectively, of the total national production. PetroChina and Sinopec own and primarily operate onshore pipelines while CNOOC owns and operates virtually all offshore pipelines (Source: The Institute of Energy Economics of Japan).

Natural Gas Distributors

Before 2000, natural gas distribution had been principally served by local municipal governments. Since then, natural gas industry has been designated by the PRC government as a suitable industry for public and private investment and has been open to private investment which has fueled the development of the industry and fostered a wider use of natural gas in the PRC.  In large cities where the population exceeds 100,000, the natural gas distribution business is dominated by state owned companies, while in cities where the population is less than 100,000, natural gas distribution is carried out by many privately owned companies, most of which operate in just a few locations.

Our Competitive Strengths

We believe that the following competitive strengths enable us to compete effectively and to capitalize on the growth of the market for natural gas in China:

•
Advanced Technology and Facilities. We have access to technologies for exploiting natural gas and CBM deposits which are not accessible to other natural gas companies. Additionally, we can distribute liquefied natural gas, liquefied petroleum gas and compressed natural gas within the same type of pipelines, which provides us with a more flexible transportation structure.

•
Complete Industry Access. We have the ability to operate in all sectors of the natural gas industry, including exploitation, transportation, distribution and terminal operation. Gas distribution prices are generally stipulated by the government, however, the price of gas resources is determined by the natural gas markets. Accordingly, companies only involved in distribution of natural gas are at a distinct competitive disadvantage to companies like us who possess their own deposits of natural gas. Our natural gas deposits can not only adequately supply our own gas distribution networks, but we may be able to sell our natural gas to other distribution companies.

•
Experienced Management. Our management team has broad and extensive experience in the natural gas industry as well as in areas of business development, corporate strategy and planning, marketing and sales, and maintains strong relationships with both the national and local governments in China.

Our Growth Strategy

We are committed to enhancing profitability and cash flows through the following strategies:

•
Focus on Second and Third Tier Markets. Our corporate strategy involves targeting second and third tier cities as a way of avoiding competition altogether. Currently, less than 15% of the cities in our target market have access to natural gas, and thus there are no competing natural gas companies. We have already acquired exclusive rights for natural gas distribution to three cities in northern China, and anticipate pursuing other such agreements with additional cities.

•
Alternative Sources of Natural Gas. We plan to actively explore additional sources of natural gas and alternative applications for use of our gas. Our current natural gas projects provide us with ample revenue to continue to grow our operations, and we have started to identify several projects, including natural gas fields in Shandong and northeastern China.

Our Operations

We presently have the capability to provide both natural gas and liquefied petroleum gas, or LPG, and to deliver natural gas or LPG in a variety of ways. Pure LPG and air-mixed LPG are transmitted through pipelines and natural gas in the form of compressed natural gas, or CNG, or liquefied natural gas, or LNG, are transported in trucks and then transmitted through pipelines after depressurization or vaporization, respectively.

We are able to procure our natural gas in two ways. We can either mine the natural gas ourselves from deposits for which we have exclusive exploitation rights, or we can purchase natural gas from third-party suppliers. Historically, we have purchased the majority of our gas from natural gas suppliers, though as we begin more extensive exploration and exploitation activities on our deposits, we may rely more heavily on self-procurement.

Once natural gas is extracted, all water content and impurities are removed. Natural gas is then delivered by truck to either (1) our natural gas supply stations, where the gas is either depressurized and then delivered to households through pipelines or delivered directly to customers in pressurized tanks, or (2) to gas stations where the gas is sold for use in motor vehicles.

The following chart illustrates the natural gas distribution process.

Products and Services

Currently, we generate revenues primarily from the connection fees we charge our customers for interconnecting to the pipelines in our natural gas distribution networks, and fees for natural gas usage.

Historically, connection fees and fees for natural gas usage have constituted, in the aggregate, 100% of our revenues. We recorded connection fees in the amounts of $16,822,000 and $11,158,500 for the fiscal years ended December 31, 2006 and 2005, respectively, constituting 96% and 97% of total revenues for those years. Sales of natural gas were $654,578 and $319,666 for the fiscal years ended December 31, 2006 and 2005, respectively, constituting 4% and 3% of the total revenues for those years.

Connection Fees

We charge residential customers a flat fee for connections to our distribution network. The fee amount, which is subject to approval by the relevant local state pricing bureau, varies by location and is determined based factors such as estimated capital expenditure, fees charged in surrounding cities, number of users, expected penetration rates, income levels and affordability to local residents. The average connection fee in 2006 was approximately $330 per household. For industrial customers, the connection fee is determined based on the facility capacity (on a cubic meter per day basis 300 RMB per cubic meter). Should an industrial customer require additional capacity, additional connection fees will be assessed. Connection fees are generally paid immediately after the customer is connected to our pipeline network. Connection fees generally provide a 80% profit margin.

Connection fees and gas usage fees are subject to the approval of the local state pricing bureau. Future price increases are also subject to the same approval process. In considering applications for an increase in gas usage charges, the local state pricing bureau may consider factors such as increases in the wholesale price of gas or operating expenses, inflation, additional capital expenditure, and whether the profit margin remains fair and reasonable.

When entering into master supply contracts for mass connections, we usually require the payment of deposit from customers while the balance is payable in accordance with the terms set out in the contracts. In the event customers default in the payment of connection fees, we will not start the supply of natural gas until the connection fees are paid.

The deposit received from customers upon the signing of supply contracts generally funds the majority of our capital costs in any new operational location.

Gas Usage Charges

Natural Gas usage charges, which may vary by location, are determined evaluating a number of factors including the wholesale price of gas, operating costs, price of substitute products, internal business model margins and the purchasing power of local residents. Gas usage charges are based on actual usage on a per cubic meter basis.

Our Business Activities

Our major business activities include development and construction of local gas distribution networks, transportation of natural gas from suppliers to our storage facilities in a given operational location, and operating and maintaining the gas distribution networks. However, our primary strategic focus is the exploration and recovery of natural gas resources, which will allow us to control every aspect of our supply chain from the mining of the natural gas to the transportation of the gas to our holding facilities, such as supply stations and gas stations, to the delivery of our gas to our customers.

Development

Our business development team actively explores and evaluates potential areas for development of new distribution networks, opportunities for expansion of our existing distribution networks and opportunities to secure exclusive exploration and recovery rights of natural gas deposits. Because of our relationships with local and regional government officials, we also receive invitations to bid for new and existing projects.

Because of the large infrastructure costs of both constructing and operating a distribution network and exploiting natural gas reserves, we carefully evaluate each potential opportunity. Some of the key factors that we look at when evaluating whether to extend an existing distribution network or to develop a new one include: (1) size and density of the population, (2) economic statistics of the target locations, (3) concentration of industrial and commercial activities , (4) projections of revenue, (5) environmental policies of the regional government, (6) potential for further development, (7) exclusivity of distribution, and (8) required methods of delivery.

If a proposed natural gas distribution project has been approved as a viable project, we will then create a local subsidiary, such as Acheng SingOcean, Dashiqiao SingOcean and Hunchun SingOcean, to bid on and, if successful, administer the project. The local subsidiary is also responsible for negotiating the terms of the distribution agreement with the local government as well as promoting the use of our natural gas to the local communities.

Design, Construction and Operation

Design.

The design of the gas pipeline infrastructure for a natural gas distribution project includes the processing stations, the local pipelines and other ancillary facilities such as gas storage tanks. It is carried out by a government approved design institute in accordance with our requirements and specifications. It also takes into account the local population size, the development of the economy, the utilization of energy resources and the environmental conditions. The master design is subject to approval by the local city construction department. The design stage normally takes two to three months.

Construction.

Once the design is approved, we invite qualified independent contractors to tender bids for the construction of the distribution network. We generally enter into turnkey contracts with independent contractors for construction, installation and maintenance of the natural gas pipelines. We pay a down payment with the remainder to be paid upon completion of the project. At the time of entering into turnkey contracts, we source raw materials such as piping, gas regulating equipment and machinery. We have strict quality control procedures for the sourcing of supplies for all construction purposes.

Our internal engineers and independent external inspectors monitor the entire construction process to ensure that each stage of construction meets our quality and safety standards and the relevant regulatory requirements.

For a given operational location, although the gas pipeline infrastructure is designed to cover the entire operational location, our construction program focuses on early gas delivery to areas of concentrated customer demand. This ensures that natural gas supply can begin as soon as the essential gas pipeline infrastructure and facilities are completed. Construction work in a target area will gradually extend to cover the whole operational location, which typically takes two to five years.

Operation

Once the gas pipeline infrastructure is in place we can begin the design and construction of branch pipelines and other non-pipeline means of supplying natural gas to our customers. As soon as the delivery vehicles are in place we will begin distributing gas from our gas supply stations directly to our customers.

Our Customers

We have two principal types of customers: (1) residential customers and (2) industrial customers.

Residential Customers

Natural gas is primarily used by residential owners for cooking and heating. We market directly to property developers, government departments and organizations, private companies and state-owned enterprises, as these entities enter into master supply contracts with us for the connection of gas to all the units within a residential development. These entities work with the end users to facilitate the collection of the connection fees. Once connected, the end user is solely responsible for payment of the usage charges.

At present, we have approximately 28,000 long-term gas supply agreements for the supply of gas to 40,000 end users in Acheng, Hunchun and Dashiqiao. Following is a list of the entities with whom we have entered into master supply agreements and the percentage of connection fees charged to each in fiscal years 2005 and 2006:

	Percentage of Connections Fees for the year ended December 31,
Customers	2006	2005
Dashiqiao gas office	48%	33%
Hunchun real estate Bureau	22%	36%
Dalian Lubo Real Estate Ltd.	19%	12%
Acheng Huining Construction Ltd. No.8 Branch	3%	2%
Acheng Construction Ltd	2%	8%
Acheng Heping Street Office	2%	3%
Acheng Ashihe Street Office	2%	3%
Acheng Huining Construction Ltd.	3%	3%
Total	100%	100%

Industrial and Commercial Customers

We currently have one industrial customer, Dashiqiao Education Center, who, like other industrial customers in the industry, uses natural gas primarily for heating, air conditioning, steam production and cooking. Other potential industrial customers could include owners of hotels, restaurants, office buildings, shopping centers, hospitals, educational establishments, sports and leisure facilities and exhibition halls.

Sales and Marketing

Our marketing department is responsible for developing and maintaining our overall sales and marketing strategy, and the marketing teams of each or our branches or subsidiaries make appropriate detailed marketing plans based on their local areas of operation. Our marketing activities are aimed at creating brand-recognition and developing a reputation as a reliable supplier of natural gas. Our marketing plan includes informing the public of the advantages of using natural gas and stressing that natural gas is a clean and efficient source of energy.

In China, a local government can only grant exclusive distribution rights to one gas company, and the entire gas pipeline network must be operated by this one company. Accordingly, our marketing efforts are also used to help us obtain additional exclusive rights from other local governments. In areas where no gas company has yet been granted exclusive distribution rights, we set up small-scale pipeline networks as models to demonstrate the benefits of using our distribution network.

We also conduct customer satisfaction surveys every six months with property developers and pipeline distribution customers, both wholesale and retail, to collect feedback in areas such as quality of service, pricing and level of professional knowledge. These surveys help ensure that we are providing the highest quality of service to our customers.

Research and Development

We do not conduct any significant research and development activities.

Our Competition

Since inception, we have focused on supplying natural gas to second and third tier cities where competition is limited, middle class populations are growing, and supplies of natural gas are readily accessible. This strategy is specifically designed to avoid competition. By securing exclusive rights to the development of distribution networks in a city, potential competitors are barred from entry into that market. Once we are able to secure exclusive rights to an area, our prices are regulated according to the regional wholesale price of natural gas. However, unlike many of our competitors, we have secured access to a proprietary source of high quality coal bed methane gas, which should allow us to increase our profit margins and will provide a reliable source of natural gas for distribution.

We believe compete with the following companies directly:

	Ticker	’06 Revenue (in $millions)	‘06 Net Income (in $millions)
Xinao Gas Holding Ltd.	SEHK:2688	585.1	59.1
China Gas Holding Ltd.	SEHK:384	210.2	21.1
Chinese People Holding Company Limited	SEHK:681	66.3	(11.5)
TownGas China Company Limited	SEHK:1083	358.9	2.0
Zhengzhou Gas Co., Ltd.	SEHK:3928	111.9	17.3

Intellectual Property

We do not possess any intellectual property rights.

Environmental Matters

Under China’s Environmental Regulations, Hunchun Sing is required to obtain an environmental assessment report which evaluates the environmental impact of its coal bed methane exploration and development project. Hunchun Sing has obtained such a report and the report has been approved by the relevant governmental authorities.

Regulation

Pricing Regulations

Natural gas purchased from natural gas wholesalers, which are state-owned enterprises and which must comply with PRC natural gas pricing regulations. The wholesale price of natural gas payable by distribution companies to the suppliers of natural gas is comprised of three components: (1) the wellhead price, (2) the pipeline transportation tariff and (3) the purification fee. The wellhead price is fixed by the National Development and Reform Commission, or NDRC, and is currently set at $.12 per cubic meter with a 10% allowance for upward or downward adjustments for negotiation between suppliers and distribution companies. The pipeline transmission tariffs are determined by reference to the investment costs of the relevant long distance pipeline, depreciation, wear and tear and the distance of delivery. The purification fee is based on the actual purification costs of the suppliers. Both the pipeline transmission tariffs and the purification fee must also be approved by the NDRC.

Pricing of Natural Gas - US$ per cubic meter

	2002	2003	2004	2005	2006
Wellhead	$0.08	$0.09	$0.09	$0.08	$0.11
Pipeline	$0.09	$0.09	$0.09	$0.09	$0.09
Purification	$0.01	$0.01	$0.01	$0.01	$0.01
Total	$0.18	$0.19	$0.19	$0.18	$0.21

The price we charge our residential customers for natural gas is based on the wholesale price plus cost and a profit margin of 10-15% and must be approved by the local price bureau.

Operational and Construction Permits

In the PRC, natural gas distribution companies must obtain an operational permit from the local municipal government prior to operation. In addition, a construction permit is required for any construction activities on the distribution network. In both cases, the local municipal government will review the qualifications and experience of the management and technical staff of the distribution company and consider whether the company is capable of maintaining the operational and construction standards.

As of March 28, 2008, Dashiquio SingOcean owns the necessary operational permits, however, since Hunchun SingOcean and Acheng SingOcean are still in construction and have not begun operations, neither has not obtained the necessary operational permits.

Safety Regulations

Natural gas distributors are also regulated by the Administrative Rules on the City Gas Safety jointly promulgated by the PRC Ministry of Construction, standards set by Standard Bureau and Fire Safety Bureau of PRC Ministry of Public Security in May 1991.  According to such rules, the manufacture, storage, transportation, distribution, operation, and usage natural gas, and the design and construction of gas-related projects, and the manufacture of gas-related facilities shall be subject to relevant safety requirements and qualifications. Fuel service station standards are subject to regulation by the PRC’s Ministry of Construction, General Administration of Quality Supervision, and Bureau of Inspection and Quarantine. Required certificates are issued upon satisfactory inspection of service stations. In addition, there are various standards that must be met for filling stations, including handling and storage of gas, tanker handling, and compressor operation. These standards are regulated by local construction and gas operations authorities. As of March 28, 2008, Dashiquio SingOcean owns the necessary qualified inspection and acceptance certificate for a construction project, however, since Hunchun SingOcean and Acheng SingOcean are still in construction, neither has not obtained the necessary certificate. Hunchun SingOcean and Acheng SingOcean will obtain such certificate upon completion of the construction projects.

Our Employees

As of January, 2008 we employed 74 full-time employees. The following table sets forth the number of our full-time employees by function as of January, 2008.

Functions	Number of Employees
General and administration	5
Executive Officers	12
Marketing and Sales	6
Technicians	6
Engineering	15
Operations	30
TOTAL	74

As required by applicable PRC law, we have entered into employment contracts with all of our officers, managers and employees. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

In addition, we are required by PRC law to cover employees in China with various types of social insurance and believe that we are in material compliance with the relevant PRC laws.

Insurance

We believe our insurance coverage is customary and standard of companies of comparable size in comparable industries in China.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

RISK FACTORS

You should carefully consider the risks described below, which constitute all of the material risks facing us. If any of the following risks actually occur, our business could be harmed. You should also refer to the other information about us contained in this report, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

We are dependent on suppliers of natural gas to deliver natural gas to our customers and if there is any failure in our ability to maintain that supply our operations and financial condition will be materially adversely affected.

Part of our business model involves the purchase natural gas from our suppliers, and the re-sale of such natural gas to our industrial and residential customers for a profit.

Although we currently do own the rights to one source of natural gas reserves, we are also depend on natural gas supply from our suppliers. While we typically enter into multiple-year gas supply contracts with our suppliers, the supply contracts are subject to renewal every twelve months. If key terms of these supply contracts are changed after the annual review, or if our suppliers breach any of the key terms of the supply contracts, we will not be able to deliver natural gas to our customers. While we have not experienced any shortage of supply in the past, we cannot assure you that natural gas will continue to be available to us. In the event that our current suppliers are unable to provide us with the natural gas we require, we may be unable to find alternative sources, or find alternative sources at reasonable prices. In such an event, our business and financial results would be materially and adversely affected.

The price of natural gas is subject to government regulations and market conditions and may fluctuate significantly, which will impact our financial results.

The price of natural gas is subject to governmental regulations and market conditions in China. While our costs for natural gas are subject to control by the PRC government and we have not experienced any significant price fluctuations over the past few years, we can not assure you that the price of natural gas will not vary significantly in the future. Numerous factors, most of which are beyond our control, drive the price and supply of natural gas.

Some of these factors are: general international and domestic political and economic conditions, wars, OPEC actions, industry capacity utilization and government regulations.

Our success depends on our ability to identify and develop operational locations and negotiate and enter into favorable franchise agreements with local governments at the operation locations.

Our success depends on our ability to identify new operational locations in small-and -medium-sized cities in China and negotiate and enter into favorable franchise agreements with local governments that grant us long-term exclusive rights to develop the natural gas distribution network and supply natural gas in the operational location. Our failure to identify and develop new operational locations and obtain the exclusive rights to be the developer of natural gas distribution networks and distribute natural gas in such operational locations would curb our revenue growth and may adversely impact our financial condition and operating results.

The nature of our natural gas operations is highly risky and we may be subject to civil liabilities as a result of our gas operations.

Our natural gas operations are subject to potential hazardous accidents in connection with activities involving the gathering, processing, separation, storage and delivery of natural gas, such as pipeline ruptures, explosions, product spills, leaks, hazardous emissions and fires. These potential hazardous accidents can cause personal injury and loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage, and may result in suspension or shutting down of operations at the affected facilities of residential areas. Consequently, we may face civil liabilities in the ordinary course of our business. These liabilities may result in us being required to make indemnification payments in accordance with applicable contracts and regulations. At present, we have in place the necessary insurance to cover such liabilities in the ordinary course of our business. Although we have not faced any civil liabilities in the past since we started the current line of business in the ordinary course of our natural gas operations, there is no assurance that we will not face such liabilities in the future. If such liabilities occur in the future, they may adversely and materially affect our operations and financial condition.

Changes in the regulatory environment could adversely affect our business.

The distribution of natural gas to industrial and residential customers is highly regulated in the PRC requiring registrations with the government for the issuance of licenses required by various governing authorities in the PRC, such as the Natural Gas Business License. The costs of complying with regulations may increase which may in turn harm our business. Furthermore, future changes in environmental laws and regulations in the PRC could occur that could result in stricter standards and enforcement, larger fines and liability, and increased capital expenditure requirement and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the construction of natural gas distribution systems nor the sale and distribution of natural gas constitute activities that require our operations to comply with any particular PRC environmental laws other than the PRC environmental laws of general applicability. Over the past few years, it has not been alleged that we have violated any current environmental laws or regulations by the PRC government; however, there can be no assurance that the PRC government will not amend its current environmental laws and regulations. Our business and operating results could be materially and adversely affected if we were to increase expenditures to comply with changed environmental laws or regulations affecting our operations.

We have limited operating history upon which to evaluate our potential for future success.

Our operating subsidiary, SingOcean, was initially formed as a limited company in January 2004. We generated revenues of $310,000 in our 2004 fiscal year, $4.2 million in our 2005 fiscal year and $4.6 million in our 2006 fiscal year. Given the levels of fluctuation in our revenues and the short operating history we have, it may be difficult for you to evaluate our prospects in the future. The likelihood of our success must be considered in light of the risks and uncertainties frequently encountered by early stage companies like ours in an evolving market, such as unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. If we are unsuccessful in addressing these risks and uncertainties, our business will be materially harmed.

If we fail to effectively manage our growth and expand our operations, our business, financial condition, results of operations and prospects could be adversely affected.

Our future success depends on our ability to expand our business to address growth in demand for our distribution networks and natural gas recovery operations. We currently have exclusive natural gas distribution rights for the cities of Acheng, Dashiqiao and Hunchun and own the rights to develop a 3.3 billion cubic meter coal bed methane reserve. We anticipate that by the end of 2008 we will have the exclusive distribution rights to four additional cities and will have the rights to two additional natural gas deposits. Our ability to accomplish these goals is subject to significant risks and uncertainties, including:

•	the need for additional funding to construct the additional distribution networks or mine the new and existing natural gas reserves, which we may be unable to obtain on reasonable terms or at all;

•
delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as problems with equipment vendors and manufacturing services provided by third-party manufacturers;

•	our receipt of any necessary government approvals or permits that may be required to expand our operations in a timely manner or at all;

•	diversion of significant management attention and other resources; and

•	failure to execute our expansion plan effectively.

To accommodate our growth, we will need to implement a variety of new and upgraded operational and financial systems, procedures, and controls, including improvements to our accounting and other internal management systems, by dedicating additional resources to our reporting and accounting function, and improvements to our record keeping and contract tracking system. We will also need to recruit more personnel and train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with our existing customers and find new customers for our services. There is no guarantee that our management can succeed in maintaining and expanding these relationships.

If we encounter any of the risks described above, or if we are otherwise unable to establish or successfully operate additional capacity or increase our output, we may be unable to grow our business and revenues, reduce our operating costs, maintain our competitiveness or improve our profitability and, consequently, our business, financial condition, results of operations, and prospects will be adversely affected.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Jiaji Shang, our Chairman, Chief Executive Officer and President, Xiaoling Li, our Chief Financial Officer, and Changli Li, our Chief Technology Officer. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, operational and support personnel for our operations. If we lose a key employee, if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete the institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the reclamation, technical, and marketing aspects of our business, any part of which could be harmed by turnover in the future.

Certain of our existing stockholders have substantial influence over our company, and their interests may not be aligned with the interests of our other stockholders.

Our Chairman and Chief Executive Officer, Jiaji Shang beneficially owns approximately 46.8% of our outstanding voting securities. As a result, he has significant influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might reduce the price of our shares.

We may require additional capital and we may not be able to obtain it on acceptable terms or at all.

We believe that our current cash and cash flow from operations will be sufficient to meet our present cash needs. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of Chinese-based companies involved in the natural gas distribution and recovery industry;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows; and

•	economic, political and other conditions in China.

Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2006, accordingly we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ended December 31, 2007, although the auditor attestation will not be required until our annual report for the fiscal year ending December 31, 2008. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;

•	the early stage of development of the market-oriented sector of the economy;

•	the rapid growth rate;

•	the higher level of control over foreign exchange; and

•	the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of natural gas investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The use of natural gas for commercial and residential consumption in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for natural gas. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for natural gas and materially and adversely affect our business.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

Most of our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC operating subsidiary may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiaries borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents, if applied to us, may subject our PRC resident stockholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE Notice. The SAFE Notice requires PRC residents to register with the appropriate local SAFE branch before using assets or equity interests in their PRC entities to capitalize offshore special purpose companies, or SPVs, or to raise capital overseas. A SAFE registration must be amended by a PRC resident if the SPV undergoes a significant event, such as a change in share capital, share transfer, merger, acquisition, spin-off transaction or use of assets in China to guarantee offshore obligations. Moreover, if the SPV was established and owned the onshore assets or equity interests before the implementation of the SAFE Notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. Our PRC resident shareholders have filed their SAFE registration with the local SAFE branch which has indicated to us that the registrations comply with applicable laws. However, we cannot provide any assurances that their existing registration have fully complied with, and they have made necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by this SAFE Notice.

Moreover, because of uncertainty over how the SAFE Notice will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE Notice by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by the SAFE Notice. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with the SAFE Notice, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

The recent PRC Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors also governs the approval process by which a PRC company may participate in an acquisition of its assets or its equity interests. Depending on the structure of the transaction, the new regulation will require the Chinese parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the relative purchasing power of these proceeds, our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Currently, some of our raw materials and major equipment are imported. In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increases on to our customers, our profitability and operating results will suffer. In addition, since our sales to international customers are growing rapidly, we are increasingly subject to the risk of foreign currency depreciation.

RISKS RELATED TO THE MARKET FOR OUR STOCK

The market price of our common stock is volatile, leading to the possibility of its value being depressed.

The market price of our common stock is volatile, and this volatility may continue. For instance, between January 1, 2008 and March 28, 2008, the bid price of our common stock, as reported on the markets on which our securities have traded, ranged between $0.35 and $1.45. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

•	changes in financial estimates by us or by any securities analysts who might cover our stock;

•	speculation about our business in the press or the investment community;

•	significant developments relating to our relationships with our customers or suppliers;

•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the natural gas industry;

•	customer demand for our products;

•	investor perceptions of the natural gas industry in general and our Company in particular;

•	the operating and stock performance of comparable companies;

•	general economic conditions and trends;

•	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

•	changes in accounting standards, policies, guidance, interpretation or principles;

•	loss of external funding sources;

•	sales of our common stock, including sales by our directors, officers or significant stockholders; and

•	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. For example, in late February 2007 the securities markets in the United States and other jurisdictions experienced the largest decline in share prices since September 2001. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

We do not intend to pay dividends on shares of our common stock for the foreseeable future, but if we intend to do so our holding company structure may limit the payment of dividends to our stockholders.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

We may be subject to penny stock regulations and restrictions.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Travel Hunt Holdings, Inc. is a holding company whose primary business operations are conducted through our 99% owned subsidiary SingOcean. Through SingOcean, we control one subsidiary, Hunchun SingOcean, which controls our distribution network for the City of Hunchun, and two divisions, Acheng SingOcean and Dashiquio SingOcean, which control our distribution networks for the cities of Acheng and Dashiquio, respectively. We generate revenues through the distribution and sale of natural gas. We own the exclusive rights to the development and operation of natural gas distribution networks in each of Acheng, Dashiquio and Hunchun, and currently provide natural gas to approximately 45,000 industrial, commercial and domestic consumers in these cities. We anticipate that we will be able to extend these distribution networks to serve the approximately 160,000 industrial, commercial and domestic consumers in these cities by 2010.

We presently purchase all of our natural gas from third-party suppliers, though in 2007 we acquired the exclusive rights to develop a CBM reserve near Hunchun, which contains approximately 3.3 billion cubic meters of recoverable gas, which we anticipate will provide all of the natural gas needed for distribution to Hunchun, as well as other nearby cities. We have successfully completed construction of an exploratory well and have begun preparations to construct five wells to provide natural gas to the City of Hunchun.

Our natural gas transmission system extends from the City of Acheng in Helongjiang Province, to the City of Hunchun in Jilin Province and the City of Dashiqiao in Liaoning Province in PRC comprising over 15 kilometers of high pressure pipeline. From 2004 to 2006, 480,000 cubic meters of natural gas was sold to over 30,000 industrial, commercial and domestic consumers in these regions through a distribution network of over 20 kilometers.

In 2007 we continued to expand our existing distribution networks to reach more customers in Acheng, Dashiqiao and Hunchun, and will continue to do so in the future. We are also working to acquire the exclusive natural gas distribution rights to additional cities, including (1) the City of Wudi in Shandong province, (2) the District of Dagang in Tianjin (the third largest provincial city in China after Beijing and Shanghai), (3) the District of Miyun in Beijing, and (4) the City of Wulanhaote in the Inner Mongolia Autonomous Region. Additionally, we anticipate that we will acquire the exclusive rights to exploration and recovery operations of a natural gas well located 43 kilometers from the City of Yanji, which will have an anticipated output of 30,000 cubic meters of gas per day, which may be used to provide a portion of the natural gas resources to approximately 380,000 industrial, commercial and domestic consumers to the areas surrounding Yanbian areas. We have also reached an initial agreement regarding the exclusive exploration and recovery operations of a natural gas well located 30 kilometers from Acheng, which will have an anticipated output of 40,000 cubic meters of gas per day, which may be used to provide a portion of the natural gas resources to both the Acheng and Harbin areas.

Principal Factors Affecting Our Financial Performance

We believe that the following factors will continue to affect our financial performance:

•
Growth of China’s natural gas industry. Currently, natural gas consumption in the PRC accounts for less than 3% of its total energy consumption. However, driven by environmental pressure from the demand side and improvements in social infrastructure with economic growth, in the west in particular, and stable energy supply, it is anticipated that the use of natural gas will grow very rapidly in the PRC. According to the statistics of the China National Development and Reform Commission, the consumption of natural gas has increased from 24.5 billion cubic meters in 2000 to 47.9 billion cubic meters in 2005, which represented an average growth of 14.35% per year. According to a research report by Merrill Lynch, demand for natural gas will increase from 16 billion cubic meters in 2005 to 70 billion cubic meters in 2020, representing a compounded annual growth rate of 10.3%.

•
PRC regulations promoting the use of clean energy. The PRC’s heavy reliance on coal exceeds world-wide consumption rates (Source: Energy Information Administration, U.S. Department of Energy). The use of coal, however, causes air pollution and other negative consequences to the environment. In the PRC, the heavy use of unwashed coal has led to large emissions of sulfur dioxide and particulate matter. An air pollution study conducted by the World Health Organization in 1998 showed that seven of the 10 most polluted cities in the world were located in the PRC. As such, there have been serious environmental concerns in many countries around the world, resulting in a global trend to reduce coal usage. In consideration of such trends, in 1996, the PRC presented a plan to raise the share of natural gas in the country’s energy mix (Source: Ninth Five-Year Plan (1996-2000)). In many locations where natural gas supply is available, local governments often require all new residential buildings to install piped gas connections as a condition to the issuance of the construction or occupancy permits. Before 2000, local municipal governments controlled gas distribution. Since then, the industry has been opened to private companies, whose investments have fostered an increase in the use of natural gas in the PRC. The PRC government has deemed the natural gas industry a suitable industry for public and private investments.

•
Expansion of our production and distribution networks. We plan to expand our operations to acquire exclusive rights to additional natural gas reserves and to acquire exclusive rights for the development of natural gas distribution networks in cities and regions beyond those that we currently possess. We anticipate that by the end of 2009 we will have developed and will be operating three natural gas fields and will own seven natural gas pipeline networks.

PRC Taxation

Our subsidiaries SingOcean, Acheng SingOcean, Hunchun SingOcean and Dashiquio SingOcean are subject to enterprise income tax, or EIT, at a rate of 33.0% of assessable profits, sales tax at a rate of 3% on connection revenue and sales tax at a rate of 4% on gas sales revenue.

On March 16, 2007, the National People’s Congress of the PRC passed the new EIT Law, which will took effect as of January 1, 2008. Under the new EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25.0% on its global income. The new EIT Law, however, does not define the term “de facto management bodies.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our global income will be subject to PRC income tax at a tax rate of 25.0%. In addition, under the new EIT Law, dividends from our PRC subsidiaries to us will be subject to a withholding tax at a rate of 10%.

Results of Operations

The following tables set forth key components of our results of operations for the periods indicated, in dollars and key components of our revenue for the period indicated in dollars.

(All amounts are in thousands of U.S. dollars)

	Year Ended December 31,		Nine Months Ended September 30,
	2005	2006	2006	2007

Sales revenue	$4,260	$4,492	$2,443	$3,502
Cost of sales	1,074	880	478	687

Gross profit	3,186	3,612	1,965	2,815

Expenses
Administrative expenses	396	353	227	203
Amortization and depreciation	44	84	48	193
Total expenses	440	437	275	396

Income before income taxes	2,701	3,090	1,608	2,326
Income taxes
Minority interests	8	4	2	3

Net income	1,778	2,097	1,095	1,587

	Year Ended December 31,			Nine Months Ended September 30,
As a percentage of Sales Revenue		2005	2006	2006	2007
Sales revenue	%	100%	100%	100%	100
Cost of sales	%	25%	20%	20%	20

Gross profit	%	75%	80%	80%	80

Expenses
Administrative expenses	%	9%	8%	9%	6
Amortization and depreciation	%	1%	2%	2	5
Total expenses	%	10%	10%	11%	11

Income before income taxes	%	63%	69%	66%	66
Income taxes	%	21%	22%	21%	21
Minority interests	%	0.1%	0.1%	0.1%	0.1

Net income	%	42%	46%	45%	45

Comparison of Nine Months Ended September 30, 2007 and 2006

Revenue. Our total revenue is generated from connection fees and gas sales. Our total revenue in the nine months ended September 30, 2007 amounted to $3,502,000, which is $1,059,000 or almost 43.3% more than that of the same period of 2006, where we had revenues of $2,443,000. The increase in our revenue is mainly the result of the increases in the number of customers.

Cost of Sales. Our cost of sales is primarily comprised of connection costs and gas costs. Our cost of sales in the nine months ended September 30, 2007 amounted to $687,000, which is $209,000 or almost 43% more than that of the same period of 2006, where we had operating expenses of $478,000. The increase in our operating expenses is mainly the result of the increase in our customers.

Gross Profit. Our gross profit is equal to the difference between our sales revenue and our cost of sales. Our gross profit increased $850,000, or 43%, to $2,815,000 for the nine months ended September 30, 2007 from $1,965,000 for the same period in 2006. Gross profit as a percentage of sales revenue was 80% for the nine months ended September 30, 2007, as compared to 80% during the same period in 2006.

Administrative Expenses. Administrative expenses consist of the costs associated with staff and support personnel who manage our business activities and professional fees paid to third parties. Our administrative expenses decreased $24,000, or 11.8%, to $203,000 for the nine months ended September 30, 2007 from $227,000 for the same period in 2006. The decrease was primarily attributable to a reduction in personnel whose function management felt was adequately covered by other personnel. As a percentage of sales revenue, administrative expenses decreased to 6% for the nine months ended September 30, 2007 from 9% for the same period in 2006. This percentage decrease is primarily a function of a decrease in personnel.

Income from Operations before Taxes. Income from operations before taxes increased $718,000, or 45%, to $2,326,000 during the nine months ended September 30, 2007 from $1,608,000 during the same period in 2006. Income from operations before taxes as a percentage of revenue decreased to 66% during the nine months ended September 30, 2007 from 66% during the same period in 2006.

Provision for Income Taxes. Provision for income taxes increased $225,000 to $736,000] during the nine months ended September 30, 2007 from $511,000 during the same period in 2006. Our effective tax rate for the nine months ended September 30, 2007 was 30%.

Net income. Net income increased $492,000, or 45%, to $1,587,000 during the nine months ended September 30, 2007 from $1,095,000 during the same period in 2006 because of the factors described above.

Comparison of Fiscal Years Ended December 31, 2006 and 2005

Revenue. Our total revenue is generated from connection fees and gas sales. Our total revenue in fiscal year 2006 amounted to $4,492,000, which is $232,000 or almost 5% more than that of fiscal year 2005, where we had revenues of $4,260,000. The increase in our revenue is mainly the result of the increase in our customers.

Cost of Sales. Our cost of sales is primarily comprised of connection costs and gas costs. Our cost of sales in fiscal year 2006 amounted to $880,000, which is $194,000 or almost 18% less than that of fiscal year 2005, where we had operating expenses of $1,074,000. The decrease in our operating expenses is mainly the result of lower connection costs in 2006 as compared to 2005 as a result of connecting a large industrial customer in 2005.

Gross Profit. Our gross profit is equal to the difference between our sales revenue and our cost of sales. Our gross profit increased $426,000, or 13%, to $ 3,612,000 for the year ended December 31, 2006 from $3,186,000 for the same period in 2005. Gross profit as a percentage of sales revenue was 80% for the year ended December 31, 2006, as compared to 75% during the same period in 2005. Such percentage increase was mainly due to a decrease in operating costs and an increase in our customers.

Administrative Expenses. Administrative expenses consist of the costs associated with staff and support personnel who manage our business activities and professional fees paid to third parties. Our administrative expenses decreased $43,000, or 11%, to $353,000 for the year ended December 31, 2006 from $396,000 for the same period in 2005. The decrease was primarily attributable to a reduction in personnel whose function management felt was adequately covered by other personnel. As a percentage of sales revenue, administrative expenses decreased to 8% for the year ended December 31, 2006 from 9% for the same period in 2005. This percentage decrease is primarily a function of a reduction in personnel.

Income from Operations before Taxes. Income from operations before taxes increased $389,000, or 14%, to $3,090,000 during the year ended December 31, 2006 from $2,701,000 during the same period in 2005. Income from operations before taxes as a percentage of revenue decreased to 69% during the year ended December 31, 2006 from 63% during the same period in 2005.

Provision for Income Taxes. Provision for income taxes increased $75,000to $990,000 during the year ended December 31, 2006 from $915,000 during the same period in 2005. Our effective tax rate for the year ended December 31, 2006 was approximately 33%.

Net income. Net income increased $319,000, or 18%, to $2,097,000 during the year ended December 31, 2006 from $1,778,000 during the same period in 2005 because of the factors listed above.

Liquidity and Capital Resources

As of September 30, 2007, we had cash and cash equivalents of $1.2 million. The following table provides detailed information about our net cash flow for all financial statements periods presented in this report.

CASH FLOW

(All amounts are in thousands of U.S. dollars)

	Year Ended December 31,		Nine Months Ended September 30,
	2006	2005	2006	2007

Net cash provided by (used in) operating activities	3,378	2,472	2,039	3,902
Net cash provided by (used in) investing activities	(3,382)	(2,201)	(1,890)	(2,327)
Net cash provided by (used in) financing activities				(385)
Effect of foreign currency translation on cash and cash equivalents
Net cash Flow	(4)	272	149	1,191

Operating Activities:

Net cash used for operating activities was $3,902,000 for the nine-month period ended September 30, 2007, which is a decrease of $1,863,000 from the $2,039,000 net cash provided by operating activities for the same period in 2006. The increase of net cash provided by operating activities was mainly due to increase in the number of our customers.

Net cash provided by operating activities was $2,472,000 for the year ended December 31, 2006 which is a decrease of $906,000 from the $3,378,000 net cash provided by operating activities for the same period in 2005. The decrease is a function of certain of our customers failure to make timely payments to us of amounts that were owed to us.

Investing Activities:

Our main uses of cash for investing activities are for constructing gas pipelines and distribution stations.

Net cash used for investing activities in the nine-month period ended September 30, 2007 was $2,327,000, which is an increase of $437,000 from net cash used for investing activities of $1,890,000 in the same period of 2006. Such increase of net cash used for investing activities was mainly attributable to increased investment in a new pipeline and distribution station construction.

Net cash used for investing activities in the year ended December 31, 2006 was $2,201,000, which is a decrease of $1,181,000 from net cash used for investing activities of $3,382,000 in the same period of 2005. The decrease was due to the increased costs incurred in 2005 with respect to the expansion of our gas pipeline network in that year, which costs were not incurred at the same level in 2006.

Financing Activities:

Net cash used for financing activities in the nine-month period ended September 30, 2007 totaled $385,000 as compared to $0 used for financing activities in the same period of 2006. The increase of the cash used for financing activities in the first nine months of 2007 was mainly attributable to the repayment of outstanding loans.

Our debt to equity ratio (total debt /total assets) was 26% as of September 30, 2007.

Net cash provided by financing activities in the year ended December 31, 2006 totaled $0 as compared to $0 used in financing activities in the same period of 2005.

Our debt to equity ratio was 31% as of December 31, 2006.

We believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve months.

Seasonality

Our pipeline distribution networks are primarily located in northeastern China, which is extremely cold during the winter months. During such time, we are unable to construct primary gas pipelines. However, if a primary pipeline is already in place, we are able to connect new customers to our distribution network during the winter months.

Additionally, gas consumption by residential customers is higher in the winter months for heating purposes, and we see a corresponding increase in usage fees during that time.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Plant and Equipment

Plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets, except for leasehold properties, which are depreciated over the terms of their related leases or their estimated useful lives, whichever is less. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

The estimated useful lives are as follows:

Leasehold improvements	3 years
Computer equipment	3 years
Furniture & fixture	5 years
Office equipment	5 years
Exploration equipment	5 years
Motor vehicle	5 years
Gas transportation vehicle	5 years
Gas station	40 years and 50 years
Underground gas pipeline	40 years and 50 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

Intangible Assets

Intangible assets consist of gas well exploration right in Hunchun and land use right in both Dashiquio City and Acheng City. The gas well exploration right is amortized using the straight-line method over their estimated useful life of 50 years. The land use right is amortized using the straight-line method over their estimated useful life of 40 years and 50 years, respectively.

According to Chinese rules, land belongs to the nation. Land use right refers to the purchase of the legal right to use land from the government. The term of the land use right is 50 years. The land use right is amortized using the straight-line method over their estimated useful life 50 years.

Inventories

Inventories consist of finished goods and are valued at the lower of cost or market value using weighted average cost method of accounting. As of September 30, 2006 and 2007, inventories comprised of IC card, gas meter, PE valves and natural gas.

Impairment of Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized. As of September 30, 2006 and 2007, no impairment loss has been recognized.

Revenue Recognition

Natural gas revenues are recorded based on the amount of product delivered to customers through its pipeline and checked by its gas meter.

Construction revenues are recognized upon the completion of the installation of gas pipeline jobs by the contractor, the installation is checked and accepted by the Company’s technical staff and accepted by the customer.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” or FIN 48. This interpretation requires that we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year. The adoption of FIN 48 has no material effect on our financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 157 Fair Value Measurement, or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 shall be effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which SFAS 157 is initially applied, except in some circumstances where the statement shall be applied retrospectively. We are currently evaluating the effect, if any, of SFAS 157 on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for the 2008 fiscal year. We are in the process of evaluating this guidance and therefore have not yet determined the impact that SFAS 159 will have on our financial statements upon adoption.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

DESCRIPTION OF PROPERTY

There is no private land ownership in China. Individuals and companies are permitted to acquire land use rights for specific purposes. We were granted land use rights from the PRC government for 9,764 square meters of land located at Nos. 1703 and 1704, A Building, No. 1, Hongji Apartment, Jin Wei Road, He Bei District, Tianjin, China. The land use rights for these two properties will expire on April 30, 2012. This term may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. Our headquarters, main office building is located at the Jin Wei site.

We also have natural gas pipelines in three cities, with a total length of approximately 140km, including 40km in Acheng, 60km in Dashiqiao and 40km in, Hunchun. We also have 10,000 cubic meters of land in Acheng and 20,731 cubic meters of land in Dashiqiao, which may potentially contain natural gas reserves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2008 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Tianjin Sing Ocean Public Utility Development Co., Ltd., 17th Floor, HongJi Building, JinWei Road, HeBei District, Tianjin, China.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Geoffrey Alison 5000 Noeline Ave. Encino, CA 91436	Director	Common stock $.001 par value	0	*
Jiaji Shang(3)	Chairman, CEO and President	Common stock $.001 par value	51,026,957	51.03%
Xiaoling Li	Chief Financial Officer	Common stock $.001 par value	0	*
Changli Li	Chief Technology Officer	Common stock $.001 par value	0	*
All officers and directors as a group (4 persons named above)		Common stock $.001 par value	51,026,957	51.03%
5% Securities Holder
Jiaji Shang(3)	Chairman, CEO and President	Common stock $.001 par value	51,026,957	51.03%
Qun Wang(4) Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	26,041,146	26.04%
Quick Rise Investments Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	20,000,000	20.00%
Waterpower Investments Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	14,807,828	14.81%
Keen Star Asia Holdings Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	9,490,865	9.49%
Eternal International Holding Group Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	9,490,865	9.49%

* Less than 1%

1Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2As of March 31, 2008, a total of 100,000,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3Includes the following shares held by entities for which Mr. Shang is deemed to be the beneficial owner: 7,592,692 shares held by Eternal International; 4,382,502 shares held by Victory Boom Investments Limited, a British Virgin Islands corporation; 20,000,000 shares held by Quick Rise Investments Limited, a British Virgin Islands corporation; 14,807,828 shares held by Waterpower Investments Limited, a British Virgin Islands corporation; and 4,243,935 shares held by Lika Investments Limited, a British Virgin Islands corporation.

4Includes the following shares held by entities for which Mr. Wang is deemed to be the beneficial owner: 1,898,173 shares held by Eternal International; 9,490,865 shares held by Keen Star Asia Holdings Limited, a British Virgin Islands corporation; 4,382,502 shares held by Krum Power Group Limited, a British Virgin Islands corporation; 4,382,502 shares held by Clever Keys Group Limited, a British Virgin Islands corporation; 3,188,931 shares held by Oak Lake Investments Limited, a British Virgin Islands corporation; and 2,698,173 shares held by Longwide Investments Limited, a British Virgin Islands corporation.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position
Geoffrey Alison	54	CEO, President, Treasurer and Secretary(1)
Jiaji Shang	45	Chairman, CEO & President
Chunming Guo	49	Director(2)
Yangkan Chong	55	Director(2)
Xiaoling Li	46	Chief Financial Officer and Treasurer
Changli Li	54	Chief Technology Officer

1Former CEO, President, Treasurer and Secretary prior to March 28, 2008 and current director until the 10th day following the mailing by us of the Information Statement to our stockholders.

2Will become a director upon the effective date of the resignation of Geoffrey Alison.

GEOFFREY ALISON. Mr. Alison has been our CEO, President, Treasurer, Secretary and director since August 2007. On March 28, 2008, Mr. Alison resigned from all offices he held with us. On the same date, Mr. Alison submitted his resignation as a member of our board of directors, which will become effective on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about April 10, 2008. Mr. Alison has been registered with the National Association of Securities Dealers since 1999 and has worked as a General Securities Principal for various securities firms including Stock USA, Inc. (January 1999 - October 2001) and Assent, LLC (November 2001 - August 2004). From September 2004 through the present date, Mr. Alison has been a registered General Securities Principal with ECHOtrade, a Philadelphia Exchange member firm, as a securities trader for his own capital and benefit. From July 2003 through January 2005, he served as Chief Financial Officer, Secretary and a director of Intrac, Inc. (OTCBB:ITRD) and from January 2005 through January 2006, he served as President, Secretary and a director of Cape Coastal Trading Corporation (OTCBB:CCTR). In October, 2002, Mr. Alison co-created Greenvest Industries, Inc., which manufactures pet products under the brand name Happy Tails Pet Beds. Mr. Alison is currently President and CEO of Greenvest Industries, Inc.

JIAJI SHANG. Mr. Shang became our Chairman, Chief Executive Officer and President on March 28, 2008. Since 2001, Mr. Shang has served as Chairman of Eternal International. Mr. Shang has 25 years of experience of corporation management and created several strong companies, which have a good tracked records. Additionally, Mr. Shang is dedicated in Greenhouse Gas Reduction and Environmental Protection businesses. Mr. Shang is also active in participating in and promoting the Clean Mechanism Development (CDM) in China. Mr. Shang holds a masters degree from Wisconsin International University at Ukraine.

CHUNMING GUO. Mr. Guo will become our director upon the resignation of Geoffrey Alison on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about April 10, 2008. Since founding SingOcean on January 19, 2004, Mr. Guo has served as its Chairman, President and Chief Executive Officer. Prior to this, Mr. Guo served as the Development manager of Tianjin Gas from February 1997 to January 2004.

YANGKAN CHONG. Mr. Chong will become our director upon the resignation of Geoffrey Alison on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about April 10, 2008, and has served as SingOcean’s Vice Chairman since October 2006. Prior to this, Mr. Chong served as the Senior Development Manager of CLP Group (Hong Kong) from May 2002 to July 2006. Mr. Chong holds a bachelors degree in engineering from the University of Singapore and a masters degree in mechanical engineering from the National University of Singapore.

XIAOLING LI. Ms. Li became our Chief Executive Officer and Treasurer on March 28, 2008 and has served as SingOcean’s Chief Financial Officer since May 2005. Prior to this, Ms. Li served as the CFO of Eternal Towering Decoration Designing and Engineering (Tianjin) Ltd. from January 2000 to May 2005. Ms. Li holds a degree in accounting.

CHANGLI LI. Mr. Li became our Chief Technology Officer on March 28, 2008 and has served as SingOcean’s Chief Technololgy Officer since May 2005. Prior to this, Mr. Li served as the CTO of Tianjin Changli Gas Project Co., Ltd. from 1997 to 2005, and as CTO of Xin Ao Gas Group. Mr. Li holds a masters degree from Beijing University of Civil Engineering and Architecture.

Except as noted above, there are no other agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table— Fiscal Years Ended July 31, 2007 and 2006

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nancy Reynolds, former President and Director (1)	2006	1,000	0	0	0	0	0	0	1,000
	2007	0	0	0	0	0	0	0	0
Geoffrey Alison, former CEO, President and Director (2)	2006	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Jiaji Shang, Chairman, CEO and President (3)	2006	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Narrative to Summary Compensation Table

(1)	Ms. Reynolds resigned from all of her positions in May 2007 and appointed Geoffrey Alison as our sole officer and director.

(2)
On March 28, 2008, we acquired Willsky Development in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Geoffrey Alison tendered his resignation from all offices he held in our Company effective immediately and from his position as our director effective the 10th day following the mailing by us of the Information Statement to our stockholders.

(3)	In connection with the reverse acquisition of Willsky Development on March 28, 2008, Mr. Shang was elected as our Chairman, Chief Executive Officer and President effective immediately.

Employment Agreements

In connection with the reverse acquisition of Willsky Development on March 28, 2008, Mr. Shang was elected as our Chairman, Chief Executive Officer and President effective immediately. Pursuant to an oral agreement, Mr. Shang will received an annual salary of $200,000.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended July 31, 2007.

Compensation of Directors

During the 2006 and 2007 fiscal years, no member of our board of directors received any compensation for his services as a director.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CONTROL PERSONS; DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2006 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•
On March 28, 2008, we consummated the transactions contemplated by the Share Exchange Agreement with the owner of all issued and outstanding capital stock of Willsky Development, Eternal International, whose Chairman, Jiaji Shang, is also our Chairman, CEO and President. Pursuant to the Share Exchange Agreement, we acquired 100 percent of the outstanding capital stock of Willsky Development in exchange for 94,908,650 shares of our common stock. As a result of this transaction, Eternal International became the beneficial owner of approximately 94.91% of our outstanding capital stock. Simultaneous with the consummation of the Share Exchange Agreement, Eternal International distributed 85,417,785 shares of our common stock to its shareholders, including various entities controlled by Jiaji Shang, our Chairman, CEO and President, as a dividend. Accordingly, following this distribution, Eternal International beneficially owns approximately 9.49% of our outstanding capital stock and Mr. Chang beneficially owns approximately 51.03% of our outstanding capital stock.

•
On March 28, 2008, we also entered into the Redemption Agreement with Fountainhead and La Pergola, beneficial owners of approximately 83.91% and 14.81%, respectively, of our outstanding common stock prior to consummation of the Redemption Agreement, whereby Fountainhead and La Pergola surrendered an aggregate of 2,000,000 shares of our common stock for Redemption in exchange for our issuance of the Notes in the aggregate principal amount of six hundred sixty thousand dollars $660,000 in favor of Fountainhead and La Pergola. The Notes bear interest at the rate of two and one-half percent (2.5%) per annum computed on the basis of a 360 day year. Pursuant to the terms of the Notes, we also agreed to pay all costs of collection, including reasonable attorneys’ fees, incurred by either Fountainhead or La Pergola, or by any other holder of the Notes in any action to collect the Notes, whether or not suit is brought. The principal and accrued interest of the Notes is payable on September 30, 2008, except that the Notes shall accelerate and become payable upon the our consummation of a private placement transaction in which we sell or issue shares of our common stock in a manner that is exempt from the registration requirements of the Securities Act, where our gross proceeds are at least $1,000,000. If the principal and accrued interest on the Notes is not paid in full at maturity or upon the acceleration described above, or upon an Event of Default (as defined in the Note), then the Notes shall become convertible into a number of shares of our common stock that is equal to and aggregate of fifteen percent (15%) of our outstanding common stock on a fully-diluted, post-issuance basis.

•
Concurrent with the consummation of the Share Exchange Agreement, and in connection with the Redemption, we also entered into the Anti-Dilution Agreements with each of Fountainhead and La Pergola. Pursuant to the Anti-Dilution Agreements, if we complete a private placement transaction in which we sell or issue securities in a manner that is exempt from the registration requirements of the Securities Act, where our gross proceeds are at least $8,000,000 within twenty-four (24) months of the consummation of the Share Exchange Agreement, the total number of shares of our common stock held by Fountainhead and La Pergola will be adjusted such that the total value of all such shares held by Fountainhead is equal to $637,500 and the total value of all such shares held by La Pergola is equal to $112,500.

•
In connection with consummation of the transactions contemplated by the Share Exchange Agreement, we issued the Warrants to each of Fountainhead and La Pergola for the purchase of a number of shares of our common stock equal to an aggregate of two percent (2%) of our issued and outstanding common stock as of immediately after the closing of our next private placement transaction in which we receive gross proceeds of at least $8,000,000 million. If no such private placement transaction has been consummated on or before September 30, 2008, then the Warrants shall become exercisable by Fountainhead and La Pergola for an aggregate total of 3,500,000 shares of our common stock. The term of the Warrants is 5 years and each has an exercise price equal to 150% of the purchase price per share paid by the investors in such private placement transaction, provided that (i) if securities other than the shares of common stock are issued in such private placement transaction, then the exercise price shall be 150% of the price attributable to a share of common stock at the valuation attributable to us in the transaction on “post-money” basis, and (ii) if such private placement transaction is not consummated on or before September 30, 2008, then the exercise price per share of Common Stock shall be 150% of the price attributable to a share of our common stock at a valuation attributable to us of $15,000,000.

•
On March 28, 2008, in connection with the Share Exchange Agreement, we entered into the Registration Rights Agreement with Fountainhead and La Pergola, pursuant to which we granted piggyback registration rights to each of Fountainhead and La Pergola to include all shares of our common stock held by each of Fountainhead and La Pergola, including all shares of our common stock issueable to each of Fountainhead and La Pergola upon the exercise, conversion or exchange of other securities held by Fountainhead and La Pergola, as of the date of the execution of the Share Exchange Agreement.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board trades under the symbol “TVHT.OB.”

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices(1)
	High	Low
Year Ended December 31, 2008
1st Quarter (through March 28)	$1.45	$0.35

Year Ended December 31, 2007
1st Quarter	$88.80	$7.50
2nd Quarter	$9.00	$2.50
3rd Quarter	$2.50	$2.50
4th Quarter	$2.50	$0.35

Year Ended December 31, 2006
1st Quarter	$8.00	$5.30
2nd Quarter	$30.10	$8.00
3rd Quarter	$30.10	$22.50
4th Quarter	$30.10	$30.10

Year Ended December 31, 2005
3rd Quarter	$8.57	$5.00
4th Quarter	$10.10	$6.10
__________________
(1) The above table sets forth the range of high and low closing bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated. The closing price of our common stock on March 28, 2008 was $1.45 per share.

Approximate Number of Holders of Our Common Stock

As of March 31, 2008, there were approximately 87 stockholders of record of our common stock, as reported by our transfer agent. In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single shareholder.

Dividends

We have never declared dividends or paid cash dividends. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Their phone number is Tel. (303) 282-4800.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 28, 2008 we issued the Notes in the aggregate principal amount of six hundred sixty thousand dollars $660,000 in favor of Fountainhead and La Pergola. The Notes bears interest at the rate of two and one-half percent (2.5%) per annum computed on the basis of a 360 day year. Pursuant to the terms of the Notes, we also agreed to pay all costs of collection, including reasonable attorneys’ fees, incurred by each of Fountainhead or La Pergola, or by any other holder of the Notes in any action to collect the Notes, whether or not suit is brought. The respective principal and accrued interest of the Notes is payable on September 30, 2008, except that the Notes shall accelerate and become payable upon the our consummation of a private placement transaction in which we sell or issue shares of our common stock in a manner that is exempt from the registration requirements of the Securities Act, where our gross proceeds are at least $1,000,000. If the principal and accrued interest on the Notes is not paid in full at maturity or upon the acceleration described above, or upon an Event of Default (as defined in the Note), then the Notes shall become convertible into a number of shares of our common stock that is equal to and aggregate of fifteen percent (15%) of our outstanding common stock on a fully-diluted, post-issuance basis.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On March 28, 2008, we issued 94,908,650 shares of our common stock to shareholders of Willsky Development. The total consideration for these shares of our common stock was 100 shares of Willsky Development, which is all the issued and outstanding capital stock of Willsky Development. We did not receive any cash consideration in connection with the share exchange. The number of our shares issued to the shareholders of Willsky Development was determined based on an arms-length negotiation. The issuance of our shares to these individuals was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and regulation D promulgated thereunder.

On March 28, 2008, we granted the Warrants to each of Fountainhead and La Pergola for the purchase of a number of shares of our common stock equal to an aggregate of two percent (2%) of our issued and outstanding common stock as of immediately after the closing of our next private placement transaction in which we receive gross proceeds of at least $8,000,000 million. If no such private placement transaction has been consummated on or before September 30, 2008, then the Warrants shall become exercisable by Fountainhead and La Pergola for an aggregate total of 3,500,000 shares of our common stock. The term of the Warrants is 5 years and each has an exercise price equal to 150% of the purchase price per share paid by the investors in such private placement transaction, provided that (i) if securities other than the shares of common stock are issued in such private placement transaction, then the exercise price shall be 150% of the price attributable to a share of common stock at the valuation attributable us in the transaction on “post money” basis, and (ii) if such private placement transaction is not consummated on or before September 30, 2008, then the exercise price per share of Common Stock shall be $6.43 The issuance the Warrants was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Dismissal of Previous Independent Registered Public Accounting Firm

(i)
On March 28, 2008, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of Webb & Co., P.A., or Webb & Co., as our independent auditor and elected to continue the existing relationship of our subsidiary Willsky Development with Gruber & Company, LLC, or Gruber, and appointed Gruber as our independent auditor.

(ii)
Webb & Co.’s reports on our financial statements as of and for the fiscal years ended July 31, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the fiscal year ended July 31, 2006 contained a going concern qualification as to the Company’s ability to continue.

(iii)	Our board of directors recommended and approved the decision to change its independent auditor.

(iv)
In connection with the audits of the fiscal years ended July 31, 2006 and 2005, and during the subsequent interim period through March 28, 2008, there were (1) no disagreements with Webb & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Webb & Co., would have caused Webb & Co. to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(iv) of Regulation S-K.

(b) Engagement of New Independent Registered Public Accounting Firm

(i)
Concurrent with the decision to dismiss Webb & Co. as our independent auditor, our board of directors elected to continue the existing relationship of our new subsidiary Willsky Development with Gruber and appointed Gruber as our independent auditor.

(ii)
During our two most recent fiscal years (ended July 31, 2006 and 2005) and from August 1, 2006 to March 28, 2008, we did not consult Gruber with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that Gruber concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-K).

(c) The Company provided Webb & Co. with a copy of this disclosure on March 28, 2008, providing Webb & Co., P.A. with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respect in which Webb & Co. does not agree with the statements contained herein. As of the filing date of this current report, no such letter has been received by us.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Willsky Development, the former stockholders of Willsky Development own 94.91% of the total outstanding shares of our capital stock and 94.91% total voting power of all our outstanding voting securities.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the reverse acquisition on March 28, 2008, Geoffrey Alison, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices of that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of the Information Statement to our stockholders, which will be mailed out on or about April 10, 2008. The resignation of Mr. Alison is not in connection with any known disagreement with us on any matter.

Jiaji Shang was appointed to our board of directors effective as of the closing of the reverse acquisition on March 28, 2008. In addition, our board of directors on March 28, 2008 increased the size of our board of directors to three (3) and appointed Chunming Guo and Yangkan Chong to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of Mr. Alison’s resignation on the tenth day following the mailing by us of the Information Statement to our stockholders, which will be mailed out on or about April 10, 2008.

A copy of this report has been provided to Mr. Alison. Mr. Alison has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree. No such letter has been received by us.

Also on March 28, 2008, in connection with the closing of the reverse acquisition, Jiaji Shang was appointed as our Chairman, Chief Executive Officer and President, Xiaoling Li was appointed as our Chief Financial Officer and Treasurer and Changli Li was appointed as our Chief Technology Officer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 28, 2008, our board of directors approved a change in our fiscal year end from July 31 to December 31. This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

1. Willsky Development Ltd. and Subsidiaries Consolidated Financial Statements for the Nine Months Ended September 30, 2007 and 2006.

2. Willsky Development Ltd. and Subsidiaries Consolidated Financial Statements for the Years Ended December 31, 2006 and 2005.

(b) Pro Forma Financial Information

Filed herewith is unaudited pro forma financial information of the Company and its subsidiaries for the for the Year Ended July 31, 2007.

(d)  Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated March 28, 2008, among the Company, Willsky Development, Ltd. and its shareholder.
3.1*	Certificate of Incorporation of the Company [incorporated by reference to Exhibit B to the Company’s Information Statement on Schedule 14C filed on September 12, 2007].
3.2*	Bylaws of the Company [incorporated by reference to Exhibit C to the Company’s Information Statement on Schedule 14C filed on September 12, 2007].
4.1	Redemption Agreement, dated March 28, 2008, among the Company, Fountainhead Capital Management Limited and La Pergola Investments Limited.
4.2	Convertible Promissory Note, dated March 28, 2008, by the Company in favor of Fountainhead Capital Management Limited.
4.3	Convertible Promissory Note, dated March 28, 2008, by the Company in favor of La Pergola Investments Limited.
4.4	Anti-Dilution Agreement, dated March 28, 2008, among the Company and Fountainhead Capital Management Limited.
4.5	Anti-Dilution Agreement, dated March 28, 2008, among the Company and La Pergola Investments Limited.
4.6	Common Stock Purchase Warrant issued to Fountainhead Capital Management Limited, dated March 28, 2008.
4.7	Common Stock Purchase Warrant issued to La Pergola Investments Limited, dated March 28, 2008.
4.8	Piggyback Registration Rights Agreement, dated March 28, 2008, by and among the Company, Fountainhead Capital Management Limited and La Pergola Investments Limited.

Exhibit No.	Description
10.1	Agreement, dated February 9, 2004, between Municipal Government of Hunchun City and Tianjin Singocean Gas Co. Ltd. (English Translation)
10.2	Da Shi Qiao Gas Pipeline Construction Project Investment Agreement between Da Shi Qiao Urban and Rural construction Bureau and TianJin Singocean Gas Co Ltd. (English Translation)
10.3
Investment Agreement of Gas Pipe Project Construction in A Cheng, dated June 10, 2005, between Construction Bureau of A Cheng and Tianjin Singocean Public Utilities Development Co. Ltd. (English Translation)

10.4	Gas Pipeline Project Agreement between Hunchun Real Estate Bureau and Hunchun SingOcean. (English Translation)
10.5	Gas Pipeline Project Agreement between Dashiqiao Gas Management Office and Tianjin SingOcean. (English Translation)
10.6	Gas supply pipeline construction contract between Dalian LuBo Real Estate Development Co., Ltd. and Tianjin Sing Ocean Public Utility Development Co., Ltd. (English Translation)
10.7	Compressed Coal Bed Methane Supply Agreement between Fuxin Dali Gas Co., Ltd. and Tianjin Singocean Public Utility Development Co., Ltd. (English Translation)
10.8
Contract of the Gas Pipeline Installment Project in Tiancheng Community in Acheng City, dated August 8, 2007, between Tianjin Singocean Public Utility Development Co., Ltd. and China North Industry Installment Company. (English Translation)

10.9
Contract of the Gas Pipeline Installment Project in Communities in Hunchun City, dated March 2, 2007, between Hunchun Singocean Gas Project Co., Ltd. and Tianjin Lianyi Gas Related Project Co., Ltd. (English Translation)

10.10
Contract of the Gas Pipeline Installment Project in Saiside Community in Dashiqiao City, dated July 5, 2007, between Tianjin Singocean Public Utility Development Co., Ltd. and No.1 Branch of Tianjin Quanzhou Construction Project Co., Ltd. (English Translation)

10.11	Compressed Coal Bed Methane Supply Agreement between Fuxin Dali Gas Co. Ltd and Tianjin Singocean Public Utilities Development Co. Ltd. (English Translation)
10.12	Methane Supply Agreement, dated March 4, 2004, between Fuxin Hongdi New Energy Co. Ltd. and Tianjin Singocean Gas Engineering Co. Ltd. (English Translation)
14.1*
Travel Hunt Holdings, Inc. Code of Business Conduct and Ethics for Members of Management and the Board of Directors adopted on August 30, 2007 [incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB filed on October 25, 2007].

21.1	Subsidiaries of the Company.
* Incorporated by Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL HUNT HOLDINGS, INC.

By:	/s/ Jianji Shang
Jiaji Shang
Chief Executive Officer

Dated: March 31, 2008

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 And 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Willsky Development Ltd. and Subsidiaries

We have reviewed the accompanying consolidated balance sheets of Willsky Development Ltd. and Subsidiaries as of September 30, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the nine month periods ended September 30, 2007 and 2006. These consolidated financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board(United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.

Accordingly, we do not express such an opinion. Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

// Gruber & Company, LLC

Lake Saint Louis, Missouri
February 18, 2008

Willsky Devlopment Ltd.
Consolidated Balance Sheets
For the Nine Months Ended September 30, 2007 and 2006

	2007	2006
Assets
Plant and equipment, net	$7,572,530	$5,696,743
Work-in-Progress	2,380,560	3,487,532
	9,953,090	9,184,275

Current assets
Cash and Bank Deposits	1,616,644	190,792
Accounts Receivable	1,370,980	1,291,593
Inventories	693,849	687,537
Deposit & Other receivable	626,340	345,084
Total current assets	4,307,813	2,515,006

Intangible assets, net	1,980,274	1,893,013
Total assets	16,241,177	13,592,294

Liabilities and stockholders' equity
Current liabilities
Accounts Payable	1,450,685	1,268,438
Accruals & Other payable-Related	207,931	140,943
Accruals & Other payable - Third Party	2,585,956	3,066,658
Business tax payable	760,481	671,020
Short-term loan	-	380,720
Total current liabilities	5,005,053	5,527,779

Minority Interest	85,607	60,647

Stockholders' equity
Share Capital	100	100
Additional paid in capital	5,371,917	5,371,917
Earned Sunplus	1,511,333	526,890
Retained earnings	3,967,071	2,191,169
Other Comprehensive Income	300,096	(86,208)
Total stockholders' equity	11,150,517	8,003,868

Total liabilities and stockholders' equity	$16,241,177	$13,592,294

The accompanying notes are an integral part of these consolidated financial statements

Willsky Devlopment Ltd.
Consolidated Statements of Operations and Comprehensive Loss
For the Nine Months Ended September 30, 2007 and 2006

	2007	2006

Revenue	$3,803,264	$2,482,670

Cost of revenue	(989,299)	(597,185)

Gross profit	2,813,965	1,885,485

Expenses
Selling, general and administrative	(384,650)	(362,597)

Income from operations	2,429,315	1,522,888

Interest expenses	(400)	(62,082)
Other income/(loss), net	(6,752)	7,130
Interest income	4,981	39
Total other expenses	(2,171)	(54,913)

Income before taxation	2,427,144	1,467,975

Income tax	(764,603)	(505,742)

Income after taxation	1,662,541	962,233

Minority interest	(13,672)	(7,834)

Net income	$1,648,869	$954,399

The accompanying notes are an integral part of these consolidated financial statements

Willsky Devlopment Ltd.
Consolidated Statements Cash Flows
For the Nine Months Ended September 30, 2007 and 2006

	For period ended	For period ended
	September 30,	September 30,
	2007	2006
Cash flows from operating activities
Net profit	$1,648,869	$954,399

Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation	90,476	119,369
Gain on disposal of fixed asset	0	(9,309)
Amorization	5,815	6,499
Minority interest	13,672	7,834
Changes in assets and liabilities:
Accounts receivables	(60,004)	(70,966)
Inventory	14,347	(21,417)
Deposits and other receivables - Third Party	(220,899)	372,526
Accounts payables	708,066	218,927
Accrued liabilities and other payables-Third Party	(751,196)	280,515
Business taxes & government suncharge	(165,348)	(498,993)
Net cash provided by operating activities	1,283,798	1,359,384

Cash flow from investing activities
Acquisition of assets	(23,845)	(6,942)
Acquisition of work-in-progress	(35,605)	(1,207,122)
Net cash (used in) investing activities	(59,450)	(1,214,064)

Cash flow from financing activities
Cash advanced from directors	64,204	12,486
Issue of shares	0	0
Net cash provided by financing activities	64,204	12,486

Cummlative Translation Adjustment	174	(43)

Cash and cash equivalents:
Net (decrease) increase	1,288,726	157,763
Balance at beginning of period	327,918	33,029
Balance at end of period	1,616,644	190,792

Supplemental cash flow information:
Cash paid for income taxes	0	0
Cash paid for interest	$74,392	$27,635

The accompanying notes are an integral part of these consolidated financial statements

Willsky Devlopment Ltd.
Consolidated Statements of Stockholders’ Equity
For the Nine Months Ended September 30, 2007 and 2006

				STATUTORY
	NUMBER	PAID-IN	ADDITIONAL	SURPLUS		CUMULATIVE	TOTAL
	OF	REGISERED	PAID-IN	RESERVE	RETAINED	TRANSLATON	STOCKHOLDERS'
	SHARES	CAPITAL	CAPITAL	FUND	EARNINGS	ADJUSTMENT	EQUITY
		US$	US$	US$	US$	US$	US$

Balance, January 1, 2005	100	100	5,355,882	233,524	1,569,100	-	7,158,606

Transfer	-	-	-	332,330	(332,330)	-	-

Net income for the period	-	-	-	-	954,399	-	954,399

Cumulative translation adjustment	-	-	16,035	(38,964)	-	(86,208)	(109,137)

Balance, September 30, 2006	100	100	5,371,917	526,890	2,191,169	(86,208)	8,003,868

Transfer	-	-	-	327,539	(327,539)	-	-

Net income for the period	-	-	-	-	980,051	-	980,051

Cumulative translation adjustment	-	-	-	2,598	-	89,426	92,024

Balance, December 31, 2006	100	100	5,371,917	857,027	2,843,681	3,218	9,075,943

Transfer	-	-	-	525,479	(525,479)	-	-

Net income for the period	-	-	-	-	1,648,869	-	1,648,869

Cumulative translation adjustment	-	-	-	128,827	-	296,878	425,705

Balance, September 30, 2007	100	100	5,371,917	1,511,333	3,967,071	300,096	11,150,517

	100	100	5,211,348	857,027	2,843,681	4,844	8,917,000

The accompanying notes are an integral part of these consolidated financial statements

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

1. The Company

Willsky Development Ltd. (the “Company”) was incorporated on May 31, 2005 in the British Virgin Islands. The principal activity the Company is investment holding. Details of the Company’s subsidiary and its subsidiary’s branch companies and subsidiary (which together with the Company are collectively referred to as the “Group”) and their principal activities as of September 30, 2006 and 2007 were as follows:

Name	Place of Registration	Percentage of equity interest attributable to the Group	Principal Activities
Tianjin Sing Ocean Public Utility Development Co. Ltd. (“TSOPUDCD”)*	The PRC	99%	Investment Holding
Hunchun Sing Ocean Energy Co., Ltd. (“HSOECL”)**	The PRC	99%	Construction of District Gas-pipeline and supply of natural gas
Tianjin Sing Ocean Public Utility Development Co., Ltd. – Acheng Division (“TSOPUDCL-AD”)***	The PRC		Construction of District Gas-pipeline and supply of natural gas
Tianjin Sing Ocean Public Utility Development Co., Ltd. –Daishiquiao Division (“TSOPUDCL-DD”)***	The PRC		Construction of District Gas-pipeline and supply of natural gas

*
TSOPUDCD is equity joint venture established in the PRC to be operated for a period of 50 years until January 18, 2054. It is subsidiary of the Company and it consolidated into the Company’s financial statements.

**
HSOECL is equity joint ventures established in the PRC to be operated for a period of 50 years until September 12, 2054. It is subsidiary of TSOPUDCD and it consolidated into the Company’s financial statements.

***	TSOPUDCL-AD and TSOPUDCL-DD are the branch companies of the Company and established in the PRC to be operated for a period of 5 years until December 28, 2010 and 50 years until January 18, 2054.

2. Summary of Significant Accounting Policies

(a) Basis of Presentation
The financial statements are prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

(b) Use of Estimates
In preparing consolidated financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation. Actual results could differ from those estimates.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

(c) Principles of consolidation
The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All material intra group balances and transactions have been eliminated on consolidation. Certain prior period amounts have been reclassified to conform with current year classifications.

(d) Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2006 and 2007, the Group did not have any cash equivalents.

(e) Plant and Equipment
Plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets, except for leasehold properties, which are depreciated over the terms of their related leases or their estimated useful lives, whichever is less. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

The estimated useful lives are as follows:

Leasehold improvements	3 years
Computer equipment	3 years
Furniture & fixture	5 years
Office equipment	5 years
Exploration equipment	5 years
Motor vehicle	5 years
Gas transportation vehicle	5 years
Gas station	40 years and 50 years
Underground gas pipeline	40 years and 50 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

(f) Intangible Assets
Intangible assets consist of gas well exploration right in Hunchun and land use right in both Daishiquiao City and Acheng City. The gas well exploration right is amortized using the straight-line method over their estimated useful life of 50 years. The land use right is amortized using the straight-line method over their estimated useful life of 40 years and 50 years, respectively.

According to Chinese rules, land belongs to the nation. Land use right refers to the purchase of the legal right to use land from the government. The term of the land use right is 50 years. The land use right is amortized using the straight-line method over their estimated useful life 50 years.

(g) Inventories
Inventories consist of finished goods and are valued at the lower of cost or market value using weighted average cost method of accounting. As of September 30, 2006 and 2007, inventories comprised of IC card, gas meter, PE valves and natural gas.

(h) Goodwill
Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination, In accordance with Statement of Financial Accounting Standards No. 142 or SFAS No. 142, “Goodwill” and Other Intangible Assets”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test fair value is generally determined using a discounted cash flow analysis.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

(i) Impairment of Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized. As of September 30, 2006 and 2007, no impairment loss has been recognized.

(j) Income Taxes
The Group accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(k) Revenue Recognition
Natural gas revenues are recorded based on the amount of product delivered to customers through its pipeline and checked by its gas meter.

Construction revenues are recognized upon the completion of the installation of gas pipeline jobs by the contractor, the installation is checked and accepted by the Company’s technical staff and accepted by the customer.

(l) Foreign Currency Transactions
The Group functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. The Company’s consolidated balance sheet accounts are translated into U.S. dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred. The translation and transaction gains and losses were immaterial for the periods ended September 30, 2006 and 2007.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

(m) Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts and other receivables, accounts payable, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying amounts of long-term loans approximate fair value as the interest on these loans is minimal.

(n) Earnings Per Share
Basic earnings per share is computed by dividing the earnings for the year by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

(o) Accumulated Other Comprehensive Income
Accumulated other comprehensive income represents the change in equity of the Group during the periods presented from foreign currency translation adjustments.

(p) Profit Appropriation
In accordance with PRC regulations, the Company is required to make appropriations to the statutory surplus reserve, based on after-tax net income determined in accordance with PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Statutory surplus reserve is non-distributable other than in liquidation. The profit appropriations for the statutory surplus reserve for each of the periods ended September 30, 2006 and 2007 was approximately $332,000 and $525,000, respectively.

(q) Stock-Based Compensation
In March 2004, the FASB issued a proposed statement, Share-Based Payment, which addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the grant-date fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

As permitted by SFAS No. 123, for 2005, the Company accounted for share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognized no compensation cost for employee stock options.

Effective January 1, 2006, we have adopted SFAS No. 123(R)'s fair value method of accounting for share based payments. Accordingly, the adoption of SFAS No. 123(R)'s fair value method may have a significant impact on the Company's results of operations as we are required to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS No. 123(R) permits public companies to adopt its requirements using either the "modified prospective" method or the "modified retrospective" method.

The Company adopted SFAS No. 123(R) using the modified prospective method. In April 2005, the SEC delayed the effective date of SFAS No. 123(R), which is now effective for public companies for annual, rather than interim periods that begin after June 15, 2005. The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

(s) New Accounting Pronouncements
In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4”, (" SFAS No. 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant if any, to the Company's overall results of operations or financial position since the Company does not enter into such transactions.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. This pronouncement is effective for the Company, a small business issuer, as of the first interior annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

In May, 2005, The FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Statements”. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 “Accounting For Servicing of Financial Assets” this Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R).

This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” and is effective for fiscal years beginning after November 15, 2007. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company is currently assessing the impact the adoption of this pronouncement will have on the financial statements.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” and is effective for fiscal years beginning after December 5, 2008. This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company is currently assessing the impact the adoption of this pronouncement will have on the Company’s financial statements.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) is effective for fiscal years beginning after December 13, 2008. This Statement establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The Statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The Company is currently assessing the impact the adoption of this pronouncement will have on the Company’s financial statements.

3. Acquisition

On June 1, 2005, Willsky Development, Ltd. agreed to exchange, pursuant to a Share Transfer Agreement (“the agreement”) with Global Link Worldwide, Inc. seventy-eight percent (78%) of its common stock for ninety-nine percent (99%) ownership in Tianjin Sing Ocean Public Utility Development Co., Ltd. (an investment holding company), incorporated in the Peoples Republic of China.

From an accounting perspective, the acquisition is considered a recapitalization accompanied by the issuance of stock by Willsky Development, Ltd. for the stock of Tianjin Sing Ocean Public Utility Development Co., Ltd., as a result of Willsky Development Ltd. not having operations immediately prior to the merger, and following the merger becoming an operating company. The merger transaction is accounted for as a capital transaction rather than as a business combination, in that the transaction is equivalent to the issuance of stock by Willsky Development, Ltd. for the assets and liabilities of Tianjin Sing Ocean Public Utility Development Co. Ltd. The accounting is treated as a reverse acquisition with no goodwill or other intangible recorded. The assets and liabilities of Tianjin Sing Ocean Public Utility Development Co., Ltd. are presented in the consolidated balance sheets at book value. The historical operations presented in the Company’s consolidated statements of operations are those of Tianjin Sing Ocean Public Utility Development Co., Ltd.

4. Plant and Equipment, net

	September 30,
	2007	2006
	US$	US$
Cost
Leasehold improvements	57,962	55,219
Computer Equipment	12,821	11,644
Furniture & Fixtures	4,013	3,824
Office Equipment	10,280	8,392
Exploration Equipment	53,257	28,173
Motor Vehicle	31,271	29,792
Gas Transportation Vehicle	72,998	69,545
Gas Station	6,439,485	5,250,340
Underground gas pipeline	1,131,278	406,939
	7,813,365	5,863,868

Accumulated depreciation
Leasehold Improvements	57,962	38,347
Computer Equipment	9,707	5,544
Furniture & Fixtures	2,609	1,721
Office Equipment	5,676	3,609
Exploration Equipment	11,196	3,947
Motor Vehicle	20,326	13,406
Gas Transportation Vehicle	37,716	18,545
Gas Station	66,226	56,783
Underground gas pipeline	29,417	25,223
	240,835	167,125

Carrying value
Leasehold improvements	-	16,872
Computer Equipment	3,114	6,100
Furniture & Fixtures	1,404	2,103
Office Equipment	4,604	4,783
Exploration Equipment	42,061	24,226
Motor Vehicle	10,945	16,385
Gas Transportation Vehicle	35,282	51,000
Gas Station	6,373,259	5,193,557
Underground gas pipeline	1,101,861	381,716
	7,572,530	5,696,743

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

Depreciation expense for the periods ended September 30, 2006 and 2007 were approximately $119,000 and $90,000, respectively. Depreciation will be provided for gas station and underground gas pipeline when they are used in operation.

5. Intangible Assets, net

	September 30,
	2007	2006
	US$	US$

Cost
Land use right	347,408	330,972
Goodwill	57,384	54,669
Gas well exploration right	1,598,508	1,522,881
	2,003,300	1,908,522
Accumulated amortization
Land use right	23,026	15,509
Goodwill	-	-
Gas well exploration right	-	-
	23,026	15,509
Carrying value
Land use right	324,382	315,463
Goodwill	57,384	54,669
Gas well exploration right	1,598,508	1,522,881
	1,980,274	1,893,013

Amortization expense for the periods ended September 30, 2006 and 2007 were approximately $6,500 and $6,000 respectively. The estimated amortization expenses for the five years ending September 30, 2008, 2009, 2010, 2011 and 2012 amounts to approximately $6,000 per annum.

No amortization charged on gas well exploration right until it is used in operation.

6 Income Taxes

The Company and its subsidiary and branch division are subject to income taxes on an entity basis on income arising in, or derived, from the tax jurisdiction in which they operated. The company was incorporated under the International Business Companies Act of the British Virgin Islands and, accordingly, is exempted from payment of the British Virgin Islands income taxes. Pursuant to the PRC Income Tax Laws, the prevailing statutory rate of enterprise income tax is 30% for TSOPUDCD, TSOPUDCL-AD and TSOPUDCL-DD; and 33% for HSOECL respectively.
A reconciliation between taxes computed at the statutory rate of 30% and the Company’s effective tax rate is as follows:

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

	September 30,
	2007	2006
	US$	US$
Income before income tax	2,247,144	1,467,975
Income tax on pretax income at statutory rate	728,143	440,932
Effective income tax on an entity basis	764,603	505,742

The Group is also subject to value-added tax (“VAT”) for sales transactions incurred before September 30, 2006 and 2007.

7. Retirement and Welfare Benefits

The Group has no retirement plans or post-employment benefit for its employees.

8. Short-term loan

It represents loan from local bank of $399,000 (Rmb3,000,000) the loan bears interest at 0.6975% per month and was repaid during 2006 by an un-related third party.

9. Related Party Transactions

As of September 30, 2006 and 2007, the Group has the following balances with related parties:-

(a) Tianjin Nan Yang Electromechanical Equipment Installation Project Co. (“Nan Yang”), a shareholder of the Company’s subsidiary TSOPUDCD.
(b) Eternal International Holding Group Ltd. (“Eternal”), a shareholder of the Company.
(c) Guo Chun Ming is the director of the Company and its subsidiary.
(d) Qu Qiangxi is the director of the subsidiary.

	September 30,
	2007	2006
	US$	US$
Nan Yang	26,642	25,591
Eternal	83,568	1,689
Guo Chun Ming	93,656	109,791
Qu Qiangxi	4,065	3,872
	207,931	140,943

The balances have no stated terms for repayment and are not interest bearing.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

10. Concentrations and Credit Risk

The Group operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash and accounts receivable.

At September 30, 2006 and 2007, the Group had credit risk exposure of uninsured cash in banks of approximately $190,000 and $1,616,000, respectively.

The revenue was generated from two major customers for the periods ended September 30, 2006 and 2007. For the periods ended September 30, 2006, one customer accounted for approximately $1,224,000 (49%), the other major customer accounted for $488,000 (19%) of total sales whereas the others accounted for approximately $770,000 (32%) of total sales. For the period ended September 30, 2007, the same customer as at September 30, 2006 accounted for approximately $1,731,000 (45%), the other major customer accounted for $761,000 (20%) of total sales and the minor customers totally accounted for $1,311,000 (35%) respectively.

At September 30, 2006, the two major customers accounted for 27% and 25% of net accounts receivable respectively and the minor customers accounted for 48% of net accounts receivable. At September 30, 2007, the two major customers accounted for 44% and 11% of net accounts receivable respectively and the minor customers accounted for 45% of net accounts receivable. The accounts receivable had repayment terms of one to twelve months.

The Company does not require collateral to support financial instruments that are subject to credit risk.

11. Commitments and Contingencies

Rental expenses for the period ended September 30, 2006 and 2007 amounted to $5,000 and $15,000, respectively and are included in general and administrative expenses on the statement of operations.

As of September 30, 2006 and 2007, the Group did not have any contingent liabilities.

The Company is obligated to provide uninterrupted piped gas to connected users and to ensure the safety in the process of piped gas operation. The volume of gas to be supplied by the Company will grow with the increase of gas users. The Company has selected three qualified gas resource suppliers to ensure the stable operation to meet its’ obligation.

12. Operational Rights and Right to Supply and Operate Gas Pipeline

The Company has signed the “Investment Agreement of Piped Gas Project Construction in Dashiqiao” which states that the Company is in charge of operations and management of the piped gas project in Dashiqiao. On June 16, 2005, the Dashiqiao City Construction Bureau gave the Company a certificate which confirmed that the Company has exclusive operational rights for thirty years in Dashiqiaocity.

The Company has signed an agreement which states that the Company has the exclusive right to supply natural gas and to operate the gas pipeline system in Hunchun for fifty years.

The Company has signed an “Investment Agreement of Pipes Gas Project Construction in Acheng” which states that the Company has the exclusive right to invest in and operate gas pipeline system in Acheng for thirty years.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and 2006

13. Environmental Matters

The Company does not anticipate any material future cash requirements relating to environmental issues. If circumstances change the Company will record the estimated charges to return sites to their original condition.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 And 2005

Together With Report Of

Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Willsky Development Ltd. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Willsky Development Ltd. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company's internal control over its financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Willsky Development Ltd. and Subsidiaries as of December 31, 2006 and 2005, and the results of its consolidated operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

Gruber & Company, LLC
Lake Saint Louis, Missouri
February 14, 2008

Willsky Devlopment Ltd.
Consolidated Balance Sheets
For the Years Ended December 31, 2006 and 2005

	2006	2005
Assets
Plant and equipment
Plant in service	$7,520,052	$5,959,369
Construction work in progress	2,263,834	2,265,279
	9,783,886	8,224,648
Less - Allowance for depreciation	145,157	61,710
	9,638,729	8,162,938
Current assets
Cash and Bank Deposits	316,575	33,367
Accounts Receivable	1,265,625	1,233,115
Inventories	683,697	672,935
Deposit & Other receivable	391,415	724,951
Total current assets	2,657,312	2,664,368

Intangible assets, net	1,917,383	1,918,946
Total assets	14,213,424	12,746,252

Liabilities and stockholders' equity
Current liabilities
Accounts Payable	716,928	1,060,248
Accruals & Other payable-Related	138,754	129,772
Accruals & Other payable - Third Party	3,221,708	2,814,647
Business tax payable	988,523	1,145,010
Short-term loan	-	384,615
Total current liabilities	5,065,913	5,534,292

Commitments and Contingencies

Minority Interest	69,447	53,354

Stockholders' equity
Share Capital - 50,000 shares authorized, $1. par value,
100 shares issued and outstanding	100	100
Additional paid in capital	5,371,917	5,355,882
Earned Sunplus	857,027	233,524
Retained earnings	2,843,681	1,569,100
Other Comprehensive Income	5,339	0
Total stockholders' equity	9,078,064	7,158,606

Total liabilities and stockholders' equity	$14,213,424	$12,746,252

The accompanying notes are an integral part of these consolidated financial statements

Willsky Devlopment Ltd.
Consolidated Statements of Operations and Consolidated Loss
For the Years Ended December 31, 2006 and 2005

	2006	2005

Revenue	$4,592,397	$4,428,887

Cost of revenue	(1,087,839)	(1,116,651)

Operating margin	3,504,558	3,312,236

Expenses
Selling, general and administrative	(511,036)	(461,803)

Income from operations	2,993,522	2,850,433

Interest expenses	(74,392)	(36,017)
Other income/(loss), net	7,228	(9,903)
Interest income	65	61
Total other expenses	(67,099)	(45,859)

Income before taxation	2,926,423	2,804,574

Income tax	(976,045)	(951,530)

	1,950,378	1,853,044

Minority interest	(15,928)	(24,770)

Net income	$1,934,450	$1,828,274

Income per average share outstanding	$19,345	$18,283

Average shares outstanding during the period	100	100

The accompanying notes are an integral part of these consolidated financial statements

Willsky Devlopment Ltd.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006 and 2005

	For year ended	For period ended
	December 31,	December 31,
	2006	2005
Cash flows from operating activities
Net profit	$1,934,450	$1,828,274

Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation	96,764	45,478
Gain on disposal of fixed asset	(9,433)	—
Amorization	7,486	6,506
Minority interest	15,928	24,770
Changes in assets and liabilities:
Accounts receivables	(28,704)	(948,500)
Inventory	(8,685)	(18,502)
Deposits and other receivables - Third Party	(50,029)	(262,671)
Accounts payables	(346,592)	229,947
Accrued liabilities and other payables-Third Party	398,373	1,478,156
Business taxes & government suncharge	(160,021)	1,082,041
Net cash provided by operating activities	1,849,537	3,465,499

Cash flow from investing activities
Acquisition of assets	(1,546,364)	(3,517,963)
Net cash (used in) investing activities	(1,546,364)	(3,517,963)

Cash flow from financing activities
Cash advanced from directors	8,582	48,673
Net cash provided by financing activities	8,582	48,673

Cummlative Translation Adjustment	(28,650)	—

Cash and cash equivalents:
Net (decrease) increase	283,105	(3,791)
Balance at beginning of period	33,470	37,158
Balance at end of period	316,575	33,367

Supplemental cash flow information:
Cash paid for income taxes	—	—
Cash paid for interest	$74,392	$27,635

The accompanying notes are an integral part of these consolidated financial statements

Willsky Devlopment Ltd.
Consolidated Statements of Changes in Stockholders’ Equity
For the Years Ended December 31, 2006 and 2005

				STATUTORY
	NUMBER		ADDITIONAL	SURPLUS		CUMULATIVE	TOTAL
	OF	PAID-IN REGISERED	PAID-IN	RESERVE	RETAINED	TRANSLATON	STOCKHOLDERS'
	SHARES	CAPITAL	CAPITAL	FUND	EARNINGS	ADJUSTMENT	EQUITY
		US$	US$	US$	US$	US$	US$

Balance December 31, 2004		2,128,120	3,227,862	12,647	(38,297)	-	5,330,332
Effects of reverse merger	100	(2,128,020)	2,128,020	-	-	-	-
Transfer	-	-	-	220,877	(220,877)	-	-
Net income for the year ended December 31, 2005	-	-	-	-	1,828,274	-	1,828,274

Balance December 31, 2005	100	100	5,355,882	233,524	1,569,100	-	7,158,606

Transfer	-	-	-	659,869	(659,869)	-	-
Net income	-	-	-	-	1,934,450	-	1,934,450
Cumulative translation adjustment	-	-	16,035	(36,366)	-	5,339	(14,992)

Balance December 31, 2006	100	100	5,371,917	857,027	2,843,681	5,339	9,078,064

The accompanying notes are an integral part of these consolidated financial statements

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

1. The Company

Willsky Development Ltd. (the “Company”) was incorporated on May 31, 2005 in the British Virgin Islands. The principal activity the Company is investment holding. Details of the Company’s subsidiary and its subsidiary’s branch companies and subsidiary (which together with the Company are collectively referred to as the “Group”) and their principal activities as of December 31, 2005 and 2006 were as follows:

Name	Place of Registration	Percentage of equity interest attributable to the Group	Principal Activities
Tianjin Sing Ocean Public Utility Development Co. Ltd. (“TSOPUDCD”)*	The PRC	99%	Investment Holding
Hunchun Sing Ocean Energy Co., Ltd. (“HSOECL”)**	The PRC	99%	Construction of District Gas-pipeline and supply of natural gas
Tianjin Sing Ocean Public Utility Development Co., Ltd. – Acheng Division (“TSOPUDCL-AD”)***	The PRC		Construction of District Gas-pipeline and supply of natural gas
Tianjin Sing Ocean Public Utility Development Co., Ltd. –Daishiquiao Division (“TSOPUDCL-DD”)***	The PRC		Construction of District Gas-pipeline and supply of natural gas

*
TSOPUDCD is equity joint venture established in the PRC to be operated for a period of 50 years until January 18, 2054. It is subsidiary of the Company and it consolidated into the Company’s financial statements.

**
HSOECL is equity joint ventures established in the PRC to be operated for a period of 50 years until September 12, 2054. It is subsidiary of TSOPUDCD and it consolidated into the Company’s financial statements.

***	TSOPUDCL-AD and TSOPUDCL-DD are the branch companies of the Company and established in the PRC to be operated for a period of 5 years until December 28, 2010 and 50 years until January 18, 2054.

2. Summary of Significant Accounting Policies

(a) Basis of Presentation
The financial statements are prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

(b) Use of Estimates
In preparing consolidated financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation. Actual results could differ from those estimates.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

(c) Principles of consolidation
The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with current year classifications.

(d) Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2005 and 2006, the Group did not have any cash equivalents.

(e) Plant and Equipment
Plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets, except for leasehold properties, which are depreciated over the terms of their related leases or their estimated useful lives, whichever is less. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

The estimated useful lives are as follows:

Leasehold improvements	3 years
Computer equipment	3 years
Furniture & fixture	5 years
Office equipment	5 years
Exploration equipment	5 years
Motor vehicle	5 years
Gas transportation vehicle	5 years
Gas station	40 years and 50 years
Underground gas pipeline	40 years and 50 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

(f) Intangible Assets
Intangible assets consist of gas well exploration right in Hunchun and land use right in both Daishiquiao City and Acheng City. The gas well exploration right is amortized using the straight-line method over their estimated useful life of 50 years.

According to Chinese rules, land belongs to the nation. Land use right refers to the purchase of the legal right to use land from the government. The term of the land use right is 50 years. The land use right is amortized using the straight-line method over their estimated useful life 50 years.

(g) Inventories
Inventories consist of IC card, gas meter, PE valves and natural gas and are valued at the lower of cost or market value using weighted average cost method of accounting.

(h) Goodwill
Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination, In accordance with Statement of Financial Accounting Standards No. 142 or SFAS No. 142, “Goodwill” and Other Intangible Assets”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test fair value is generally determined using a discounted cash flow analysis.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

(i) Impairment of Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized. As of December 31, 2005 and 2006, no impairment loss has been recognized.

(j) Income Taxes
The Group accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(k) Revenue Recognition
Natural gas revenues are recorded based on the amount of product delivered to customers through its pipeline and checked by its gas meter.

Construction revenues are recognized upon the completion of the installation of gas pipeline jobs by the contractor, the installation is checked and accepted by the Company’s technical staff and accepted by the customer.

(l) Foreign Currency Transactions
The Group functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. The Company’s consolidated balance sheet accounts are translated into U.S. dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred. The translation and transaction gains and losses were immaterial for the period ended December 31, 2005 and the year ended December 31, 2006.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

(m) Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts and other receivables, accounts payable, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying amounts of long-term loans approximate fair value as the interest on these loans is minimal.

(n) Earnings Per Share
Basic earnings per share is computed by dividing the earnings for the year by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

(o) Accumulated Other Comprehensive Income
Accumulated other comprehensive income represents the change in equity of the Group during the periods presented from foreign currency translation adjustments.

(p) Profit Appropriation
In accordance with PRC regulations, the Company is required to make appropriations to the statutory surplus reserve, based on after-tax net income determined in accordance with PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Statutory surplus reserve is non-distributable other than in liquidation. The profit appropriations for the statutory surplus reserve for each of the period ended December 31, 2005 and the year ended December 31, 2006 was approximately $220,000 and $659,000, respectively.

(q) Stock-Based Compensation
In March 2004, the FASB issued a proposed statement, Share-Based Payment, which addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the grant-date fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

As permitted by SFAS No. 123, for 2005, the Company accounted for share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognized no compensation cost for employee stock options.

Effective January 1, 2006, we have adopted SFAS No. 123(R)'s fair value method of accounting for share based payments. Accordingly, the adoption of SFAS No. 123(R)'s fair value method may have a significant impact on the Company's results of operations as we are required to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS No. 123(R) permits public companies to adopt its requirements using either the "modified prospective" method or the "modified retrospective" method.

The Company adopted SFAS No. 123(R) using the modified prospective method. In April 2005, the SEC delayed the effective date of SFAS No. 123(R), which is now effective for public companies for annual, rather than interim periods that begin after June 15, 2005. The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

(s) New Accounting Pronouncements
In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4”, (" SFAS No. 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant if any, to the Company's overall results of operations or financial position since the Company does not enter into such transactions.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. This pronouncement is effective for the Company, a small business issuer, as of the first interior annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May, 2005, The FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Statements”. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 “Accounting For Servicing of Financial Assets” this Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

Permits an entity to choose “Amortization method” or “Fair value measurement method” for each class of separately recognized servicing assets and servicing liabilities.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”—an amendment of FASB Statements No. 87, 88, 106, and 132(R).

This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” and is effective for fiscal years beginning after November 15, 2007. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company is currently assessing the impact the adoption of this pronouncement will have on the financial statements.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” and is effective for fiscal years beginning after December 5, 2008. This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company is currently assessing the impact the adoption of this pronouncement will have on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) is effective for fiscal years beginning after December 13, 2008. This Statement establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The Statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The Company is currently assessing the impact the adoption of this pronouncement will have on the Company’s financial statements.

3. Acquisition
On June 1, 2005, Willsky Development, Ltd. agreed to exchange, pursuant to a Share Transfer Agreement (“the agreement”) with Global Link Worldwide, Inc. seventy-eight percent (78%) of its common stock for ninety-nine percent (99%) ownership in Tianjin Sing Ocean Public Utility Development Co., Ltd. (an investment holding company), incorporated in the Peoples Republic of China.

From an accounting perspective, the acquisition is considered a recapitalization accompanied by the issuance of stock by Willsky Development, Ltd. for the stock of Tianjin Sing Ocean Public Utility Development Co., Ltd., as a result of Willsky Development Ltd. not having operations immediately prior to the merger, and following the merger becoming an operating company. The merger transaction is accounted for as a capital transaction rather than as a business combination, in that the transaction is equivalent to the issuance of stock by Willsky Development, Ltd. for the assets and liabilities of Tianjin Sing Ocean Public Utility Development Co. Ltd. The accounting is treated as a reverse acquisition with no goodwill or other intangible recorded. The assets and liabilities of Tianjin Sing Ocean Public Utility Development Co., Ltd. are presented in the consolidated balance sheets at book value. The historical operations presented in the Company’s consolidated statements of operations are those of Tianjin Sing Ocean Public Utility Development Co., Ltd.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

4. Plant and Equipment, net

	December 31,
	2006	2005
	US$	US$
Cost
Leasehold improvements	55,957	55,784
Computer Equipment	12,377	7,571
Furniture & Fixtures	3,875	3,863
Office Equipment	9,770	8,477
Exploration Equipment	28,549	25,641
Motor Vehicle	30,189	72,619
Gas Transportation Vehicle	70,473	70,256
Gas Station	6,216,720	5,304,056
Underground gas pipeline	1,092,142	411,102
	7,520,052	5,959,369

Accumulated depreciation
Leasehold Improvements	43,522	24,793
Computer Equipment	6,611	3,402
Furniture & Fixtures	1,937	1,159
Office Equipment	4,082	2,374
Exploration Equipment	5,427	-
Motor Vehicle	15,094	21,786
Gas Transportation Vehicle	22,317	8,196
Gas Station	31,967	-
Underground gas pipeline	14,200	-
	145,157	61,710

Carrying value
Leasehold improvements	12,435	30,991
Computer Equipment	5,766	4,169
Furniture & Fixtures	1,938	2,704
Office Equipment	5,688	6,103
Exploration Equipment	23,122	25,641
Motor Vehicle	15,095	50,833
Gas Transportation Vehicle	48,156	62,060
Gas Station	6,184,753	5,304,056
Underground gas pipeline	1,077,942	411,102
	7,374,895	5,897,659

Depreciation expense for the period ended December 31, 2005 and the year ended December 31, 2006 were approximately $30,000 and $96,000, respectively. Depreciation will be provided for gas station and underground gas pipeline when they are used in operation.

5. Intangible Assets, net

	December 31,
	2006	2005
	US$	US$

Cost
Land use right	335,390	334,358
Goodwill	55,399	55,228
Gas well exploration right	1,543,210	1,538,462
	1,933,999	1,928,048
Accumulated amortization
Land use right	16,616	9,102
Goodwill	-	-
Gas well exploration right	-	-
	16,616	9,102
Carrying value
Land use right	318,774	325,256
Goodwill	55,399	55,228
Gas well exploration right	1,543,210	1,538,462
	1,917,383	1,918,946

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

Amortization expense for the period ended December 31, 2005 and the year ended December 31, 2006 were approximately $4,000 and $7,000 respectively. The estimated amortization expenses for the five years ending December 31, 2007, 2008, 2009, 2010 and 2011 amounts to approximately $7,000 per annum.

No amortization charged on gas well exploration right until it is used in operation.

6. Income Taxes

The Company and its subsidiary and branch division are subject to income taxes on an entity basis on income arising in, or derived, from the tax jurisdiction in which they operated. The company was incorporated under the International Business Companies Act of the British Virgin Islands and, accordingly, is exempted from payment of the British Virgin Islands income taxes. Pursuant to the PRC Income Tax Laws, the prevailing statutory rate of enterprise income tax is 30% for TSOPUDCD, TSOPUDCL-AD and TSOPUDCL-DD; and 33% for HSOECL respectively.

A reconciliation between taxes computed at the statutory rate of 30% and the Company’s effective tax rate is as follows:-
	DECEMBER 31,
	2006	2005
	US$	US$

Income before income tax	2,926,423	2,804,574

Income tax on pretax income at statutory rate	877,927	872,530
Effective income tax on an entity basis	(976,045)	(951,530)

The Group is also subject to value-added tax (“VAT”) for sales transactions incurred before December 31, 2005 and 2006.

7. Retirement and Welfare Benefits

The Group has no retirement plans or post-employment benefit for its employees.

8. Short-term loan

It represents loan from local bank of $384,000 (Rmb3,000,000) the loan bears interest at 0.6975% per month and was repaid during 2006 by an un-related third party.

9. Related Party Transactions

As of December 31, 2005 and 2006, the Group has the following balances with related parties:-

(a) Tianjin Nan Yang Electromechanical Equipment Installation Project Co. (“Nan Yang”), a shareholder of the Company’s subsidiary TSOPUDCD.

(b) Eternal International Holding Group Ltd. (“Eternal”), a shareholder of the Company.

(c) Guo Chun Ming is the director of the Company and its subsidiary.

(d) Qu Qiangxi is the director of the subsidiary.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

	DECEMBER 31,
	2006	2005
	US$	US$
Nan Yang	25,933	25,853
Eternal	1,692	625
Guo Chun Ming	107,205	99,228
Qu Qiangxi	3,924	4,066
	138,754	129,772

The balances have no stated terms for repayment and are not interest bearing.

10. Concentrations and Credit Risk

The Group operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash and accounts receivable.

At December 31, 2005 and 2006, the Group had credit risk exposure of uninsured cash in banks of approximately $33,000 and $316,000, respectively.

The revenue was generated from two major customers for the period ended December 31, 2005 and two major customers for the year ended December 31, 2006. For the period ended December 31, 2005, one customer accounted for approximately $1,430,000 (32%), the other major customer accounted for $1,579,000 (35%) of total sales whereas the others accounted for approximately $1,403,000 (33%) of total sales. For the year ended December 31, 2006, the same customer as at December 31, 2005 accounted for approximately $2,163,000 (47%), the other major customer accounted for $989,000 (21%) of total sales and the minor customers totally accounted for $1,440,000 (32%) respectively.

At December 31, 2005, the two major customers accounted for 32% and 37% of net accounts receivable respectively and the minor customers accounted for 31% of net accounts receivable. At December 31, 2006, the two major customers accounted for 52% and 20% of net accounts receivable respectively and the minor customers accounted for 28% of net accounts receivable. The accounts receivable had repayment terms of one to twelve months.

The Company does not require collateral to support financial instruments that are subject to credit risk.

WILLSKY DEVELOPMENT LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2007

11. Commitments and Contingencies

Rental expenses for the period ended December 31, 2005 and the year ended December 31, 2006 amounted to $5,000 and $9,000, respectively and are included in general and administrative expenses on the statement of operations.

The future minimum lease payments under the above-mentioned lease as of December 31, 2006 are as follows:-

US$
Year ending December 31,

2007	3,241

As of December 2006 and 2005, the company did not have any contingent liabilities.

The Company is obligated to provide uninterrupted piped gas to connected users and to ensure the safety in the process of piped gas operation. The volume of gas to be supplied by the Company will grow with the increase of gas users. The Company has selected three qualified gas resource suppliers to ensure the stable operation to meet its’ obligation.

12. Operational Rights and Right to Supply and Operate Gas Pipeline

The Company has signed the “Investment Agreement of Piped Gas Project Construction in Dashiqiao” which states that the Company is in charge of operations and management of the piped gas project in Dashiqiao. On June 16, 2005, the Dashiqiao City Construction Bureau gave the Company a certificate which confirmed that the Company has exclusive operational rights for thirty years in Dashiqiaocity.

The Company has signed an agreement which states that the Company has the exclusive right to supply natural gas and to operate the gas pipeline system in Hunchun for fifty years.

The Company has signed an “Investment Agreement of Pipes Gas Project Construction in Acheng” which states that the Company has the exclusive right to invest in and operate gas pipeline system in Acheng for thirty years.

13. Environmental Matters

The Company does not anticipate any material future cash requirements relating to environmental issues. If circumstances change the Company will record the estimated charges to return sites to their original condition.

Travel Hunt Holdings, Inc. and Subsidiary
Pro Forma Condensed Combined Financial Statements
July 31, 2007
(Unaudited)

Travel Hunt Holdings, Inc. and Subsidiary
Pro Forma Condensed Consolidated Balance Sheet
July 31, 2007
(Unaudited)

		Willsky
	Travel Hunt	Development,	Pro Forma		Pro Forma
	Holdings, Inc.	Ltd.	Adjustments		Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$316,575	$—		$316,575
Accounts receivable	—	1,265,625	—		1,265,625
Inventories	—	683,697	—		683,697
Deposits and other receivables	—	391,415	—		391,415
Total Current Assets	—	2,657,312	—		2,657,312
Plant and equipment, net	—	9,638,729	—		9,638,729
Intangible assets, net	—	1,917,383	—		1,917,383
TOTAL ASSETS	—	14,213,424	—		14,213,424

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	308	716,928	(308	)A	716,928
Notes payable - Related party	8,000	—	(8,000	)A	—
Accruals and other payables - Related	1,517	138,754	(1,517	)A	138,754
Accruals and other payables - Third party	—	3,221,708	—		3,221,708
Business taxes payable	—	988,523	—		988,523
Advances from shareholders	11,441	—	(11,441	)A	—
Total Current Liabilities	21,266	5,065,913	(21,266)		5,065,913
Minority interest	—	69,447	—		69,447
Stockholders' Equity
Common stock	7,091	100	(100	)B
			94,909	B	102,000
Additional paid-in capital	24,760	5,371,917	(53,117	)B
			100	B
			(94,909	)B
			21,266	A	5,270,017
Earned surplus	—	857,027	—		857,027
Retained earnings	(53,117)	2,843,681	53,117	B	2,843,681
Other comprehensive income	—	5,339	—		5,339
Total Stockholders' Equity	(21,266)	9,078,064	21,266		9,078,064
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$—	$14,213,424	$—		$14,213,424

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements

Travel Hunt Holdings, Inc. and Subsidiary
Pro Forma Condensed Consolidated Balance Sheet
For the Year Ended July 31, 2007
(Unaudited)

		Willsky
	Travel Hunt	Development,	Pro Forma		Pro Forma
	Holdings, Inc.	Ltd.	Adjustments		Consolidated
REVENUES	$	$4,592,397	$		$4,592,397
COST OF REVENUES		1,087,839			1,087,839
OPERATING REVENUE		3,504,558			3,504,558

Operating Expenses
Selling, general and administrative	88,921	511,036	(88,921	)B	511,036

Income (Loss) From Operations	(88,921)	2,993,522			2,993,522

Other Income (Expense)
Interest expense	(476)	(74,392)	476	B	(74,392)
Other income	41,666	7,228	(41,666	)B	7,228
Interest income		65			65
Total Other Income (Expense)	41,190	(67,099)			(67,099)

Income Before Taxes and Minority Interest	(47,731)	2,926,423			2,926,423
Provision for income taxes		976,045			976,045
Minority interest		15,928			15,928

Net Income	$(47,731)	$1,934,450			$1,934,450

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements

Travel Hunt Holdings, Inc. and Subsidiary
Pro Forma Condensed Consolidated Balance Sheet
For the Nine Months Ended January 31, 2008
(Unaudited)

		Willsky
	Travel Hunt	Development,	Pro Forma		Pro Forma
	Holdings, Inc.	Ltd.	Adjustments		Consolidated
REVENUES	$	$3,803,264	$		$3,803,264
COST OF REVENUES		989,299			989,299
OPERATING REVENUE		2,813,965			2,813,965

Operating Expenses
Selling, general and administrative	66,691	384,650	(66,691	)B	384,650

Income (Loss) From Operations	(66,691)	2,429,315			2,429,315

Other Income (Expense)
Interest expense	(357)	(400)	357	B	(400)
Other income (expense)	31,250	(6,752)	(31,250	)B	(6,753)
Interest income		4,981			4,981
Total Other Income (Expense)	30,893	(2,171)			(2,172)

Income Before Taxes and Minority Interest	(35,798)	2,427,144			2,427,144
Provision for income taxes		764,603			764,603
Minority interest		13,672			13,672

Net Income	$(35,798)	$1,648,869			$1,648,869

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements

Travel Hunt Holdings, Inc. and Subsidiary
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The pro forma unaudited condensed consolidated financial statements reflect the closing of the share exchange transaction which is dated March 28, 2008, by and between Travel Hunt Holdings, Inc., Willsky Development, Ltd. and the shareholders of Willsky Development, Ltd.

The fiscal year end is July 31 for Travel Hunt Holdings, Inc., and Willsky Development, Ltd. has a fiscal year ending December 31. For pro forma purposes the balance sheet reflects the transaction as if closing had occurred on July 31, 2007 and for the twelve months then ended for purposes of the statement of operations. The pro forma statement of operations for the year ended July 31, 2007 includes the actual transactions of Travel Hunt Holdings, Inc. for the fiscal year ended July 31, 2007, and the actual transactions of Willsky Development, Ltd. for the year ended December 31, 2006. The pro forma statement of operations for the nine month period ended January 31, 2008 includes the actual transactions of Travel Hunt Holdings, Inc. for the six months ended January 31, 2008 pro-rated for the nine month results, and actual transactions for Willsky Development, Ltd. for the nine months ended September 30, 2007.

If the transactions had actually occurred at the beginning of the periods presented, it is likely that the results of operations would have been materially different from the pro forma results of the operations presented herein. The pro forma results of operations may not be indicative of the results that will occur for the year ending July 31, 2008, or for any other period. The unaudited pro forma condensed consolidated balance sheet does not reflect the proposed equity financing transaction in the amount of $12,000,000 in Section 7.10 of the Share Exchange Agreement.

The executed Share Exchange Agreement calls for the issuance of 94,908,650 shares of Travel Hunt Holdings, Inc. common stock to Willsky Development, Ltd. shareholders in exchange for all of his or her shares of common stock in Willsky Development, Ltd. The exchange of stock is intended to constitute reorganization and will be treated for financial reporting purposes as a reverse merger between Travel Hunting Holdings, Inc. (the acquiring company) and Willsky Development, Ltd. (the acquired company) with Willsky Development, Ltd. being the continuing company.

A – Reflects the disposition of related party liabilities as additional paid-in capital.

B – To record the reverse acquisition of Willsky Development, Ltd., to reflect the elimination of the accumulated deficit of Travel Hunt Holdings, Inc. and to record the issuance of 94,908,650 shares of common stock in the exchange.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement, dated March 28, 2008, among the Company, Willsky Development, Ltd. and its shareholder.
3.1*	Certificate of Incorporation of the Company [incorporated by reference to Exhibit B to the Company’s Information Statement on Schedule 14C filed on September 12, 2007].
3.2*	Bylaws of the Company [incorporated by reference to Exhibit C to the Company’s Information Statement on Schedule 14C filed on September 12, 2007].
4.1	Redemption Agreement, dated March 28, 2008, among the Company, Fountainhead Capital Management Limited and La Pergola Investments Limited.
4.2	Convertible Promissory Note, dated March 28, 2008, by the Company in favor of Fountainhead Capital Management Limited.
4.3	Convertible Promissory Note, dated March 28, 2008, by the Company in favor of La Pergola Investments Limited.
4.4	Anti-Dilution Agreement, dated March 28, 2008, among the Company and Fountainhead Capital Management Limited.
4.5	Anti-Dilution Agreement, dated March 28, 2008, among the Company and La Pergola Investments Limited.
4.6	Common Stock Purchase Warrant issued to Fountainhead Capital Management Limited, dated March 28, 2008.
4.7	Common Stock Purchase Warrant issued to La Pergola Investments Limited, dated March 28, 2008.
4.8	Piggyback Registration Rights Agreement, dated March 28, 2008, by and among the Company, Fountainhead Capital Management Limited and La Pergola Investments Limited.

Exhibit No.	Description
10.1	Agreement, dated February 9, 2004, between Municipal Government of Hunchun City and Tianjin Singocean Gas Co. Ltd. (English Translation)
10.2	Da Shi Qiao Gas Pipeline Construction Project Investment Agreement between Da Shi Qiao Urban and Rural construction Bureau and TianJin Singocean Gas Co Ltd. (English Translation)
10.3
Investment Agreement of Gas Pipe Project Construction in A Cheng, dated June 10, 2005, between Construction Bureau of A Cheng and Tianjin Singocean Public Utilities Development Co. Ltd. (English Translation)

10.4	Gas Pipeline Project Agreement between Hunchun Real Estate Bureau and Hunchun SingOcean. (English Translation)
10.5	Gas Pipeline Project Agreement between Dashiqiao Gas Management Office and Tianjin SingOcean. (English Translation)
10.6	Gas supply pipeline construction contract between Dalian LuBo Real Estate Development Co., Ltd. and Tianjin Sing Ocean Public Utility Development Co., Ltd. (English Translation)
10.7	Compressed Coal Bed Methane Supply Agreement between Fuxin Dali Gas Co., Ltd. and Tianjin Singocean Public Utility Development Co., Ltd. (English Translation)
10.8
Contract of the Gas Pipeline Installment Project in Tiancheng Community in Acheng City, dated August 8, 2007, between Tianjin Singocean Public Utility Development Co., Ltd. and China North Industry Installment Company. (English Translation)

10.9
Contract of the Gas Pipeline Installment Project in Communities in Hunchun City, dated March 2, 2007, between Hunchun Singocean Gas Project Co., Ltd. and Tianjin Lianyi Gas Related Project Co., Ltd. (English Translation)

10.10
Contract of the Gas Pipeline Installment Project in Saiside Community in Dashiqiao City, dated July 5, 2007, between Tianjin Singocean Public Utility Development Co., Ltd. and No.1 Branch of Tianjin Quanzhou Construction Project Co., Ltd. (English Translation)

10.11	Compressed Coal Bed Methane Supply Agreement between Fuxin Dali Gas Co. Ltd and Tianjin Singocean Public Utilities Development Co. Ltd. (English Translation)
10.12	Methane Supply Agreement, dated March 4, 2004, between Fuxin Hongdi New Energy Co. Ltd. and Tianjin Singocean Gas Engineering Co. Ltd. (English Translation)
14.1*
Travel Hunt Holdings, Inc. Code of Business Conduct and Ethics for Members of Management and the Board of Directors adopted on August 30, 2007 [incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB filed on October 25, 2007].

21.1	Subsidiaries of the Company.
* Incorporated by Reference